Exhibit 3.2

BANC OF CALIFORNIA, INC.

SECOND ARTICLES OF RESTATEMENT

THIS IS TO CERTIFY THAT:

FIRST: Banc of California, Inc., a Maryland corporation (the “Corporation”), desires to restate its charter (the “Charter”) as currently in effect.

SECOND: The following provisions, together with the descriptions of the preferences, voting powers and other rights, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of the Class B Non-Voting Common Stock, 8.00% Non-Cumulative Perpetual Preferred Stock, Series C, 7.375% Non-Cumulative Perpetual Preferred Stock, Series D, and 7.000% Non-Cumulative Perpetual Preferred Stock, Series E, of the Corporation attached hereto as Exhibits A, B, C and D, respectively, all of which are incorporated herein by reference and made a part hereof, are all of the provisions of the Charter currently in effect:

ARTICLE 1. Name. The name of the corporation is Banc of California, Inc. (herein the “Corporation”).

ARTICLE 2. Principal Office. The address of the principal office of the Corporation in the State of Maryland is c/o The Corporation Trust Incorporated, 2405 York Road, Suite 201, Timonium, Maryland 21093-2264.

ARTICLE 3. Purpose. The purpose of the Corporation is to engage in any lawful act or activity for which the corporation may be organized under the General Corporation Law of the State of Maryland (the “MGCL”).

ARTICLE 4. Resident Agent. The name and address of the registered agent of the Corporation in the State of Maryland is The Corporation Trust Incorporated, 2405 York Road, Suite 201, Timonium, Maryland 21093-2264. Said resident agent is a Maryland corporation.

ARTICLE 5. Current Directors. The number of directors constituting the current board of directors of the Corporation (the “Board of Directors”) is eight, which number may be increased or decreased pursuant to the bylaws of the Corporation (the “Bylaws”) and Article 8 of the charter of the Corporation (the “Charter”), but shall never be less than the minimum number permitted by the MGCL now or hereafter in force. The names of the current directors, who shall serve until their successors are elected and qualified, are as follows:

Halle J. Benett

Douglas H. Bowers

Mary A. Curran

Bonnie G. Hill

Richard J. Lashley

Jonah F. Schnel

Robert D. Sznewajs

W. Kirk Wycoff

ARTICLE 6.

A. Capital Stock. The total number of shares of capital stock of all classes which the Corporation has authority to issue is five hundred million (500,000,000) shares, classified as follows:

1. Fifty million (50,000,000) shares of preferred stock, par value one cent ($.01) per share (the “Preferred Stock”); and

2. Four hundred fifty million (450,000,000) shares of common stock, par value one cent ($.01) per share (the “Common Stock”).

The aggregate par value of all the authorized shares of capital stock is five million dollars ($5,000,000). Except to the extent required by governing law, rule or regulation, the shares of capital stock may be issued from time to time by the Board of Directors without further approval of the stockholders of the Corporation. The Corporation shall have the authority to purchase its capital stock out of funds lawfully available therefor which funds shall include, without limitation, the Corporation’s unreserved and unrestricted capital surplus. If shares of one class of stock are classified or reclassified into shares of another class of stock by the Board of Directors pursuant to this Article 6, the number of authorized shares of the former class shall be automatically decreased and the number of shares of the latter class shall be automatically increased, in each case by the number of shares so classified or reclassified, so that the aggregate number of shares of stock of all classes that the Corporation has authority to issue shall not be more than the total number of shares of stock set forth in the first sentence of this paragraph.

B. Reclassification of Capital Stock. The Board of Directors may classify or reclassify any unissued shares of capital stock from time to time into one or more classes or series of stock by setting or changing in one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms and conditions of redemption of such shares.

C. Common Stock. Except as provided under the terms of any stock classified or reclassified by the Board of Directors pursuant to this Article 6 and as limited by Section F of this Article 6, the exclusive voting power shall be vested in the Common Stock, the holders thereof being entitled to one vote for each share of such Common Stock standing in the holder’s name on the books of the Corporation. Subject to any rights and preferences of any class of stock having preferences over the Common Stock, holders of Common Stock shall be entitled to such dividends as may be declared by the Board of Directors out of funds lawfully available therefor. Upon any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, holders of Common Stock shall be entitled to receive pro rata the remaining assets of the Corporation after payment or provision for payment of all debts and liabilities of the Corporation and payment or provision for payment of any amounts owed to the holders of any class of stock having preference over the Common Stock on distributions on liquidation, dissolution or winding up of the Corporation.

D. Preferred Stock and Other Stock. Subject to the foregoing, the power of the Board of Directors to classify and reclassify any of the shares of capital stock shall include, without limitation, authority to classify or reclassify any unissued shares of such stock into a class or classes of Preferred Stock, preference stock, special stock or other stock (such preference, special or other stock being collectively referred to as “Other Stock”), and to divide and classify shares of any class into one or more series of such class, by determining, fixing, or altering one or more of the following:

1. The distinctive designation of such class or series and the number of shares to constitute such class or series; provided that, unless otherwise prohibited by the terms of such or any other class or series, the number of shares of any class or series may be decreased by the Board of Directors in connection with any classification or reclassification of unissued shares and the number of shares of such class or series may be increased by the Board of Directors in connection with any such classification or reclassification, and any shares of any class or series which have been redeemed, purchased, otherwise acquired or converted into shares of Common Stock or any other class or series shall become part of the authorized capital stock and be subject to classification and reclassification as provided in this sub-paragraph.

2. Whether or not and, if so, the rates, amounts and times at which, and the conditions under which, dividends shall be payable on shares of such class or series, whether any such dividends shall rank senior or junior to or on a parity with the dividends payable on any other class or series of stock, and the status of any such dividends as cumulative, cumulative to a limited extent or non-cumulative and as participating or non-participating.

3. Whether or not shares of such class or series shall have voting rights, in addition to any voting rights provided by law and, if so, the terms of such voting rights.

4. Whether or not shares of such class or series shall have conversion or exchange privileges and, if so, the terms and conditions thereof, including provision for adjustment of the conversion or exchange rate in such events or at such times as the Board of Directors shall determine.

5. Whether or not shares of such class or series shall be subject to redemption and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates; and whether or not there shall be any sinking fund or purchase account in respect thereof, and if so, the terms thereof.

6. The rights of the holders of shares of such class or series upon the liquidation, dissolution or winding up of the affairs of, or upon any distribution of the assets of, the Corporation, which rights may vary depending upon whether such liquidation, dissolution or winding up is voluntary or involuntary and, if voluntary, may vary at different dates, and whether such rights shall rank senior or junior to or on a parity with such rights of any other class or series of stock.

7. Whether or not there shall be any limitations applicable, while shares of such class or series are outstanding, upon the payment of dividends or making of distributions on, or the acquisition of, or the use of moneys for purchase or redemption of, any stock of the Corporation, or upon any other action of the Corporation, including action under this sub-paragraph, and, if so, the terms and conditions thereof.

8. Any other preferences, rights, restrictions, including restrictions on transferability, and qualifications of shares of such class or series, not inconsistent with law and the Charter.

E. Ranking of Capital Stock. For the purposes hereof and of any articles supplementary to the Charter providing for the classification or reclassification of any shares of capital stock or of any other Charter document of the Corporation (unless otherwise provided in any such articles or document), any class or series of stock of the Corporation shall be deemed to rank:

1. prior to another class or series either as to dividends or upon liquidation, if the holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable on liquidation, dissolution or winding up, as the case may be, in preference or priority to holders of such other class or series;

2. on a parity with another class or series either as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates or redemption or liquidation price per share thereof be different from those of such others, if the holders of such class or series of stock shall be entitled to receipt of dividends or amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective dividend rates or redemption or liquidation prices, without preference or priority over the holders of such other class or series; and

3. junior to another class or series either as to dividends or upon liquidation, if the rights of the holders of such class or series shall be subject or subordinate to the rights of the holders of such other class or series in respect of the receipt of dividends or the amounts distributable upon liquidation, dissolution or winding up, as the case may be.

F. Restrictions on Voting Rights of the Corporation’s Equity Securities.

1. Notwithstanding any other provision of the Charter, in no event shall any record owner of any outstanding Common Stock which is beneficially owned, directly or indirectly, by a person who, as of any record date for the determination of stockholders entitled to vote on any matter, beneficially owns in excess of 10% of the then-outstanding shares of Common Stock (the “Limit”), be entitled, or permitted to any vote in respect of the shares held in excess of the Limit. The number of votes which may be cast by any record owner by virtue of the provisions hereof in respect of Common Stock beneficially owned by such person owning shares in excess of the Limit shall be a number equal to the total number of votes which a single record owner of all Common Stock owned by such person would be entitled to cast, multiplied by a fraction, the numerator of which is the number of shares of such class or series beneficially owned by such person and owned of record by such record owner and the denominator of which is the total number of shares of Common Stock beneficially owned by such person owning shares in excess of the Limit.

2. The following definitions shall apply to this Section F of this Article 6.

(a) An “affiliate” of a specified person shall mean a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified.

(b) “Beneficial ownership” shall be determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934 (or any successor rule or statutory provision), or, if said Rule 13d-3 shall be rescinded and there shall be no successor rule or statutory provision thereto, pursuant to said Rule 13d-3 as in effect on January 31, 2002; provided, however, that a person shall, in any event, also be deemed the “beneficial owner” of any Common Stock:

(1) which such person or any of its affiliates beneficially owns, directly or indirectly; or

(2) which such person or any of its affiliates has (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding (but shall not be deemed to be the beneficial owner of any voting shares solely by reason of an agreement, contract, or other arrangement with this Corporation to effect any transaction which is described in any one or more of the clauses of Section A of Article 10) or upon the exercise of conversion rights, exchange rights, warrants, or options or otherwise, or (ii) sole or shared voting or investment power with respect thereto pursuant to any agreement, arrangement, understanding, relationship or otherwise (but shall not be deemed to be the beneficial owner of any voting shares solely by reason of a revocable proxy granted for a particular meeting of stockholders, pursuant to a public solicitation of proxies for such meeting, with respect to shares of which neither such person nor any such affiliate is otherwise deemed the beneficial owner), or

(3) which are beneficially owned, directly or indirectly, by any other person with which such first mentioned person or any of its affiliates acts as a partnership, limited partnership, syndicate or other group pursuant to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of capital stock of this Corporation;

and provided further, however, that (i) no director or officer of this Corporation (or any affiliate of any such director or officer) shall, solely by reason of any or all of such directors or officers acting in their capacities as such, be deemed, for any purposes hereof, to beneficially own any Common Stock beneficially owned by any other such director or officer (or any affiliate thereof), and (ii) neither any employee stock ownership or similar plan of this Corporation or any subsidiary of this Corporation nor any trustee with respect thereto (or any affiliate of such trustee) shall, solely by reason of such capacity of such trustee, be deemed, for any purposes hereof, to beneficially own any Common Stock held under any such plan. For purposes of computing the percentage beneficial ownership of Common Stock of a person, the outstanding Common Stock shall include shares deemed owned by such person through application of this subsection but shall not include any other Common Stock which may be issuable by this Corporation pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise. For all other purposes, the outstanding Common Stock shall include only Common Stock then outstanding and shall not include any Common Stock which may be issuable by this Corporation pursuant to any agreement, or upon the exercise of conversion rights, warrants or options, or otherwise.

(c) A “Person” shall mean any individual, firm, corporation, or other entity.

(d) The Board of Directors shall have the power to construe and apply the provisions of this Section F and to make all determinations necessary or desirable to implement such provisions, including but not limited to matters with respect to (i) the number of shares of Common Stock beneficially owned by any person, (ii) whether a person is an affiliate of another, (iii) whether a person has an agreement, arrangement, or understanding with another as to the matters referred to in the definition of beneficial ownership, (iv) the application of any other definition or operative provision of this Section F to the given facts, or (v) any other matter relating to the applicability or effect of this Section.

3. The Board of Directors shall have the right to demand that any person who is reasonably believed to beneficially own Common Stock in excess of the Limit (or holds of record Common Stock beneficially owned by any person in excess of the Limit) (a “Holder in Excess”) supply the Corporation with complete information as to (a) the record owner(s) of all shares beneficially owned by such Holder in Excess, and (b) any other factual matter relating to the applicability or effect of this section as may reasonably be requested of such Holder in Excess. The Board of Directors shall further have the right to receive from any Holder in Excess reimbursement for all expenses incurred by the Board in connection with its investigation of any matters relating to the applicability or effect of this Section F on such Holder in Excess, to the extent such investigation is deemed appropriate by the Board of Directors as a result of the Holder in Excess refusing to supply the Corporation with the information described in the previous sentence.

4. Except as otherwise provided by law or expressly provided in this Section F, the presence, in person or by proxy, of the holders of record of shares of capital stock of the Corporation entitling the holders thereof to cast one-third of the votes (after giving effect, if required, to the provisions of this Section F) entitled to be cast by the holders of shares of capital stock of the Corporation entitled to vote shall constitute a quorum at all meetings of the stockholders, and every reference in the Charter to a one-third or other proportion of capital stock (or the holders thereof) for purposes of determining any quorum requirement or any requirement for stockholder consent or approval shall be deemed to refer to such proportion of the votes (or the holders thereof) then entitled to be cast in respect of such capital stock.

5. Any constructions, applications, or determinations made by the Board of Directors, pursuant to this Section F in good faith and on the basis of such information and assistance as was then reasonably available for such purpose, shall be conclusive and binding upon the Corporation and its stockholders.

6. In the event any provision (or portion thereof) of this Section F shall be found to be invalid, prohibited or unenforceable for any reason, the remaining provisions (or portions thereof) of this Section F shall remain in full force and effect, and shall be construed as if such invalid, prohibited or unenforceable provision had been stricken herefrom or otherwise rendered inapplicable, it being the intent of this Corporation and its stockholders that each such remaining provision (or portion thereof) of this Section F remain, to the fullest extent permitted by law, applicable and enforceable as to all stockholders, including stockholders owning an amount of stock over the Limit, notwithstanding any such finding.

G. Voting Rights of Certain Control Shares. Notwithstanding any contrary provision of law, the provisions of Subtitle 7 of Title 3 of the MGCL, now or hereafter in force, shall not apply to the voting rights of the Common Stock of the Corporation as to all existing and future holders of Common Stock of the Corporation.

H. Majority Vote. Notwithstanding any provision of law requiring the authorization of any action by a greater proportion than a majority of the total number of shares of all classes of capital stock or of the total number of shares of any class of capital stock, such action shall be valid and effective if authorized by the affirmative vote of the holders of a majority of the total number of shares of all classes outstanding and entitled to vote thereon, except as otherwise provided in the Charter.

ARTICLE 7. Preemptive Rights. No holder of the capital stock of the Corporation or series of stock or of options, warrants or other rights to purchase shares of any class or series of stock or of other securities of the Corporation shall have any preemptive right to purchase or subscribe for any unissued capital stock of any class or series, or any unissued bonds, certificates of indebtedness, debentures or other securities convertible into or exchangeable for capital stock of any class or series or carrying any right to purchase stock of any class or series.

ARTICLE 8. Directors. The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

A. Management of the Corporation. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by Statute or by the Charter or the Bylaws of the Corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

B. Number, Class and Terms of Directors; Cumulative Voting. The number of directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the Board. Upon the effective date of this Section 8.B., the directors elected prior to the 2018 annual meeting of stockholders, other than those who may be elected by the holders of any class or series of Preferred Stock, shall continue to be, and are, divided into three classes, as nearly equal in number as reasonably possible, with the term of office of one class of directors to expire at the conclusion of the 2019 annual meeting of stockholders, the term of office of one class of directors to expire at the conclusion of the 2020 annual meeting of stockholders and the term of office of one class of directors to expire at the conclusion of the 2018 annual meeting of stockholders and shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each director to hold office until his or her successor shall have been duly elected and qualified. Directors elected at each annual meeting of stockholders commencing with the 2018 annual meeting of stockholders shall be elected for a term of office of one year expiring at the conclusion of the next annual meeting of stockholders, with each director to hold office until his or her successor shall have been duly elected and qualified. Pursuant to such procedures, effective as of the conclusion of the 2020 annual meeting of stockholders, the Board of Directors will no longer be classified and directors shall no longer be divided into three classes. Stockholders shall not be permitted to cumulate their votes in the election of directors.

C. Vacancies. Subject to the right of the holders of any series of Preferred Stock then outstanding, and except as otherwise provided in the Bylaws of the Corporation, newly created directorships resulting from any increase in the authorized number of directors or any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled only by a majority vote of the directors then in office, though less than a quorum. By virtue of the Corporation’s election made hereby to be subject to Section 3-804(c)(3) of the MGCL, any director so chosen to fill a vacancy shall hold office (a) if appointed prior to the 2020 annual meeting of stockholders, for the remainder of the full term of the class of directors in which the vacancy occurred and until a successor is elected and qualified or (b) if appointed at or following the 2020 annual meeting of stockholders, for a term expiring at the next annual meeting of stockholders, and in each case shall serve until a successor is elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

D. Removal. Subject to the right of the holders of any series of Preferred Stock then outstanding, any and all directors may be removed from office with or without cause at any time by the affirmative vote of the holders of a majority of the combined voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (after giving effect to the provisions of Article 6 hereof) voting together as a single class.

E. Stockholder Proposals and Nominations of Directors. For any stockholder proposal to be presented in connection with an annual meeting of stockholders of the Corporation, including any nomination or proposal relating to the nomination of a director to be elected to the Board of Directors of the Corporation, the stockholder must have given timely written notice thereof to the Secretary of the Corporation in the manner and containing the information required by the Bylaws of the Corporation. Stockholder proposals to be presented in connection with a special meeting of stockholders will be presented by the Corporation only to the extent required by Section 2-502 of the MGCL and the Bylaws of the Corporation.

ARTICLE 9. Bylaws. The Board of Directors is expressly empowered to adopt, amend or repeal the Bylaws of the Corporation. Any adoption, amendment or repeal of the Bylaws of the Corporation by the Board of Directors shall require the approval of a majority of the total number of directors which the Corporation would have if there were no vacancies on the Board of Directors. The stockholders shall also have power to adopt, amend or repeal the Bylaws of the Corporation. In addition to any vote of the holders of any class or series of stock of this

Corporation required by law or by the Charter, the affirmative vote of the holders of a majority of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors (after giving effect to the provisions of Article 6 hereof), voting together as a single class, shall be required to adopt, amend or repeal any provisions of the Bylaws of the Corporation; provided, however, that the affirmative vote of the holders of at least two-thirds (2/3) of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors (after giving effect to the provisions of Article 6 hereof), voting together as a single class, shall be required to adopt, amend or repeal Section 1.02 (Special Meetings) (or any successor provision) of the Bylaws of the Corporation.

ARTICLE 10. Approval of Certain Business Combinations.

A. Super-majority Voting Requirement; Business Combination Defined. In addition to any affirmative vote required by law or the Charter, and except as otherwise expressly provided in this Section:

1. any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (a) any Interested Stockholder (as hereinafter defined) or (b) any other corporation (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Stockholder; or

2. any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder, or any Affiliate of any Interested Stockholder, of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value (as hereafter defined) equaling or exceeding 25% or more of the combined assets of the Corporation and its Subsidiaries, or

3. the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested Stockholder or any Affiliate of any Interested Stockholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value equaling or exceeding 25% of the combined assets of the Corporation and its Subsidiaries except pursuant to an employee benefit plan of the Corporation or any Subsidiary thereof; or

4. the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of any Interested Stockholder or any Affiliate of any Interested Stockholder; or

5. any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Interested Stockholder or any Affiliate of any Interested Stockholder (a “Disproportionate Transaction”); provided, however, that no such transaction shall be deemed a Disproportionate Transaction if the increase in the proportionate ownership of the Interested Stockholder or Affiliate as a result of such transaction is no greater than the increase experienced by the other stockholders generally; shall require the affirmative vote of the holders of at least 80% of the voting power of the then-outstanding shares of stock of the Corporation entitled to vote in the election of directors (the “Voting Stock”), voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or by any other provisions of the Charter (including those applicable to any class or series of capital stock) or in any agreement with any national securities exchange or quotation system or otherwise.

The term “Business Combination” as used in this Article 10 shall mean any transaction which is referred to in any one or more of paragraphs 1 through 5 of Section A of this Article 10.

B. Exception to Super-majority Voting Requirement. The provisions of Section A of this Article 10 shall not be applicable to any particular Business Combination, and such Business Combination shall require only the affirmative vote of the majority of the outstanding shares of capital stock entitled to vote, or such vote as is required by law or by the Charter, if, in the case of any Business Combination that does not involve any cash or other consideration being received by the stockholders of the Corporation solely in their capacity as stockholders of the Corporation, the condition specified in the following paragraph 1 is met or, in the case of any other Business Combination, all of the conditions specified in either of the following paragraphs 1 and 2 are met:

1. The Business Combination shall have been approved by a majority of the Disinterested Directors (as hereinafter defined).

2. All of the following conditions shall have been met:

(a) The aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by the holders of Common Stock in such Business Combination shall at least be equal to the higher of the following:

(i) (if applicable) the Highest Per Share Price, including any brokerage commissions, transfer taxes and soliciting dealers’ fees, paid by the Interested Stockholder or any of its Affiliates for any shares of Common stock acquired by it (i) within the two-year period immediately prior to the first public announcement of the proposal of the Business Combination (the “Announcement Date”), or (ii) in the transaction in which it became an Interested Stockholder, whichever is higher.

(ii) the Fair Market Value per share of Common Stock on the Announcement Date or on the date on which the Interested Stockholder became an Interested Stockholder (such latter date is referred to in this Article 10 as the “Determination Date”), whichever is higher.

(b) The aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination or consideration other than cash to be received per share by holders of shares of any class of outstanding Voting Stock other than Common Stock shall be at least equal to the highest of the following (it being intended that the requirements of this subparagraph (b) shall be required to be met with respect to every such class of outstanding Voting Stock, whether or not the Interested Stockholder has previously acquired any shares of a particular class of Voting Stock):

(i) (if applicable) the Highest Per Share Price (as hereinafter defined), including any brokerage commissions, transfer taxes and soliciting dealers’ fees, paid by the Interested Stockholder for any shares of such class of Voting Stock acquired by it (i) within the two-year period immediately prior to the Announcement Date, or (ii) in the transaction in which it became an Interested Stockholder, whichever is higher;

(ii) (if applicable) the highest preferential amount per share to which the holders of shares of such class of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation; and

(iii) the Fair Market Value per share of such class of Voting Stock on the Announcement Date or on the Determination Date, whichever is higher.

(c) The consideration to be received by holders of a particular class of outstanding Voting Stock (including Common Stock) shall be in cash or in the same form as the Interested Stockholder has previously paid for shares of such class of Voting Stock. If the Interested Stockholder has paid for shares of any class of Voting Stock with varying forms of consideration, the form of consideration to be received per share by holders of shares of such class of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class of Voting Stock previously acquired by the Interested Stockholder. The price determined in accordance with Section B.2. of this Article 10 shall be subject to appropriate adjustment in the event of any stock dividend, stock split, combination of shares or similar event.

(d) After such Interested Stockholder has become an Interested Stockholder and prior to the consummation of such Business Combination; (i) except as approved by a majority of the Disinterested Directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on any outstanding stock having preference over the Common Stock as to dividends or liquidation; (ii) there shall have been (X) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Disinterested Directors, and (Y) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of Common Stock, unless the failure to so increase such annual rate is approved by a majority of the Disinterested Directors; and (iii) neither such Interested Stockholder nor any of its Affiliates shall have become the beneficial owner of any additional shares of Voting Stock except as part of the transaction which results in such Interested Stockholder becoming an Interested Stockholder.

(e) After such Interested Stockholder has become an Interested Stockholder, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

(f) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to stockholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

C. Certain Definitions. For the purposes of this Article 10:

1. A “Person” shall include an individual, a group acting in concert, a corporation, a partnership, an association, a joint venture, a pool, a joint stock company, a trust, an unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of securities.

2. “Interested Stockholder” shall mean any Person (other than the Corporation or any holding company or Subsidiary thereof) who or which:

(a) is the beneficial owner, directly or indirectly, of more than 10% of the voting power of the outstanding Voting Stock; or

(b) is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then-outstanding Voting Stock; or

(c) is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

3. A Person shall be a “beneficial owner” of any Voting Stock:

(a) which such Person or any of its Affiliates or Associates (as hereinafter defined) beneficially owns, directly or indirectly within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as in effect on January 31, 2002; or

(b) which such Person or any of its Affiliates or Associates has (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) the right to vote pursuant to any agreement, arrangement or understanding (but neither such Person nor any such Affiliate or Associate shall be deemed to be the beneficial owner of any shares of Voting Stock solely by reason of a revocable proxy granted for a particular meeting of stockholders, pursuant to a public solicitation of proxies for such meeting, and with respect to which shares neither such Person nor any such Affiliate or Associate is otherwise deemed the beneficial owner); or

(c) which are beneficially owned, directly or indirectly within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as in effect on January 31, 2002, by any other Person with which such Person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purposes of acquiring, holding, voting (other than solely by reason of a revocable proxy as described in Subparagraph (b) of this Paragraph 3) or in disposing of any shares of Voting Stock;

provided, however, that, in the case of any employee stock ownership or similar plan of the Corporation or of any Subsidiary in which the beneficiaries thereof possess the right to vote any shares of Voting Stock held by such plan, no such plan nor any trustee with respect thereto (nor any Affiliate of such trustee), solely by reason of such capacity of such trustee, shall be deemed, for any purposes hereof, to beneficially own any shares of Voting Stock held under any such plan.

4. For the purpose of determining whether a Person is an Interested Stockholder pursuant to Section C.2., the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of Section C.3. but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

5. “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on January 31, 2002.

6. “Subsidiary” means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of Interested Stockholder set forth in Section C.2., the term “Subsidiary” shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

7. “Disinterested Director” means any member of the Board of Directors who is unaffiliated with the Interested Stockholder and was a member of the Board of Directors prior to the time that the Interested Stockholder became an Interested Stockholder, and any director who is thereafter chosen to fill any vacancy on the Board of Directors or who is elected and who, in either event, is unaffiliated with the Interested Stockholder, and in connection with his or her initial assumption of office is recommended for appointment or election by a majority of Disinterested Directors then on the Board of Directors.

8. “Fair Market Value” means: (a) in the case of stock, the highest closing sales price of the stock during the 30-day period immediately preceding the date in question of a share of such stock on the Nasdaq System or any system then in use, or, if such stock is admitted to trading on a principal United States securities exchange registered under the Securities Exchange Act of 1934, Fair Market Value shall be the highest sale price reported during the 30-

day period preceding the date in question, or, if no such quotations are available, the Fair Market Value on the date in question of a share of such stock as determined by the Board of Directors in good faith, in each case with respect to any class of stock, appropriately adjusted for any dividend or distribution in shares of such stock or in combination or reclassification of outstanding shares of such stock into a smaller number of shares of such stock, and (b) in the case of property other than cash or stock, the Fair Market Value of such property on the date in question as determined by the Board of Directors in good faith.

9. Reference to “Highest Per Share Price” shall in each case with respect to any class of stock reflect an appropriate adjustment for any dividend or distribution in shares of such stock or any stock split or reclassification of outstanding shares of such stock into a greater number of shares of such stock or any combination or reclassification of outstanding shares of such stock into a smaller number of shares of such stock.

10. In the event of any Business Combination in which the Corporation survives, the phrase “consideration other than cash to be received” as used in Sections B.2.(a) and B.2.(b) of this Article 10 shall include the shares of Common Stock and/or the shares of any other class of outstanding Voting Stock retained by the holders of such shares.

D. Construction and Interpretation. A majority of the Disinterested Directors of the Corporation shall have the power and duty to determine for the purposes of this Article 10, on the basis of information known to them after reasonable inquiry, (a) whether a person is an Interested Stockholder; (b) the number of shares of Voting Stock beneficially owned by any person; (c) whether a person is an Affiliate or Associate of another; and (d) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value equaling or exceeding 25% of the combined assets of the Corporation and its Subsidiaries. A majority of the Disinterested Directors shall have the further power to interpret all of the terms and provisions of this Article 10.

E. Fiduciary Duty. Nothing contained in this Article 10 shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

F. Maryland Business Combination Statute. Notwithstanding any contrary provision of law, the provisions of Sections 3-601 through 3-604 of the MGCL, as now and hereafter in force, shall not apply to any business combination (as defined in Section 3-601(e) of the MGCL, as now and hereafter in force), of the Corporation.

ARTICLE 11. Evaluation of Certain Offers. The Board of Directors, when evaluating (i) any offer of another Person (as defined in Article 10 hereof) to (A) make a tender or exchange offer for any equity security of the Corporation, (B) merge or consolidate the Corporation with another corporation or entity, or (C) purchase or otherwise acquire all or substantially all of the properties and assets of the Corporation or (ii) any other actual or proposed transaction which would or may involve a change in control of the Corporation (whether by purchases of shares of stock or any other securities of the Corporation in the open market, or otherwise, tender offer, merger, consolidation, share exchange, dissolution, liquidation, sale of all or substantially all of the assets of the Corporation, proxy solicitation or otherwise), may, in connection with the exercise of its business judgment in determining what is in the best interests of the Corporation and its stockholders and in making any recommendation to the Corporation’s stockholders, give due consideration to all relevant factors, including, but not limited to: (A) the economic effect, both immediate and long-term, upon the Corporation’s stockholders, including stockholders, if any, who do not participate in the transaction; (B) the social and economic effect on the present and future employees, creditors and customers of, and others dealing with, the Corporation and its subsidiaries and on the communities in which the Corporation and its subsidiaries operate or are located; (C) whether the proposal is acceptable based on the historical, current or projected future operating results or financial condition of the Corporation; (D) whether a more favorable price could be obtained for the Corporation’s stock or other securities in the future; (E) the reputation and business practices of the other entity to be involved in the transaction and its management and affiliates as they would affect the employees of the Corporation and its subsidiaries; (F) the future value of the stock or any other securities of the Corporation or the other entity to be involved in the proposed transaction; (G) any antitrust or other legal and regulatory issues that are raised by the proposal; (H) the business and historical, current or expected future financial condition or operating results of the other entity to be involved in the transaction, including, but not limited to, debt service and other existing financial obligations, financial obligations to be incurred in connection with the proposed transaction, and other likely financial obligations of the other entity to be involved in the proposed transaction; and (I) the ability of the Corporation to fulfill its objectives as a financial institution holding company and on the ability of its subsidiary financial institution(s) to fulfill the objectives of a federally insured financial institution under applicable statutes and regulations. If the Board of Directors determines that any proposed transaction of the type described in clause (i) or (ii) of the immediately preceding sentence should be rejected, it may take any lawful action to defeat such transaction, including, but not limited to, any or all of the following: advising stockholders not to accept the proposal; instituting litigation against the party making the proposal; filing complaints with governmental and regulatory authorities; acquiring the stock or any of the securities of the Corporation; increasing the authorized stock of the Corporation; selling or otherwise issuing authorized but unissued stock, other securities or granting options or rights with respect thereto; acquiring a company to create an antitrust or other regulatory problem for the party making the proposal; and obtaining a more favorable offer from another individual or entity. This Article 11 does not create any inference concerning factors that may be considered by the Board of Directors regarding any proposed transaction of the type described in clause (i) or (ii) of the first sentence of this Article 11.

ARTICLE 12. Indemnification, etc. of Directors and Officers.

A. Indemnification. The Corporation shall indemnify (1) its current and former directors and officers, whether serving the Corporation or at its request any other entity, to the fullest extent required or permitted by the MGCL now or hereafter in force (but, in the case of any amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), including the advancement of expenses under the procedures and to the fullest extent permitted by law, and (2) other employees and agents to such extent as shall be authorized by the Board of Directors and permitted by law; provided, however, that, except as provided in Section B hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

B. Procedure. If a claim under Section A of this Article 12 is not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the indemniteemay at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, the indemnitee shall also be entitled to be reimbursed the expense of prosecuting or defending such suit. It shall be a defense to any action for advancement of expenses that the Corporation has not received both (i) an undertaking as required by law to repay such advances in the event it shall ultimately be determined that the standard of conduct has not been met and (ii) a written affirmation by the indemnitee of his good faith belief that the standard of conduct necessary for indemnification by the Corporation has been met. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the MGCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article 12 or otherwise shall be on the Corporation.

D. Non-Exclusivity. The rights to indemnification and to the advancement of expenses conferred in this Article 12 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Charter, the Corporation’s Bylaws, any agreement, any vote of stockholders or Disinterested Directors or otherwise.

E. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the MGCL.

F. Miscellaneous. The Corporation shall not be liable for any payment under this Article 12 in connection with a claim made by any indemnitee to the extent such indemnitee has otherwise actually received payment under any insurance policy, agreement, or otherwise, of the amounts otherwise indemnifiable hereunder. The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Article 12 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee’s heirs, executors and administrators.

Any repeal or modification of this Article 12 shall not in any way diminish any rights to indemnification or advancement of expenses of such director or officer or the obligations of the Corporation arising hereunder with respect to events occurring, or claims made, while this Article 12 is in force.

ARTICLE 13. Limitation of Liability. An officer or director of the Corporation, as such, shall not be liable to the Corporation or its stockholders for money damages, except (i) to the extent that it is proved that the person actually received an improper benefit or profit in money, property or services for the amount of the benefit or profit in money, property or services actually received; (ii) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding; or (iii) to the extent otherwise required by the MGCL. If the MGCL is amended to further eliminate or limit the personal liability of officers and directors, then the liability of officers and directors of the Corporation shall be eliminated or limited to the fullest extent permitted by MGCL, as so amended.

Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such repeal or modification.

ARTICLE 14. Amendment of the Charter. The Corporation reserves the right to amend or repeal any provision contained in the Charter in the manner prescribed by the MGCL, including any amendment altering the terms of contract rights, as expressly set forth in the Charter, of any of the Corporation’s outstanding stock by classification, reclassification or otherwise, and all rights conferred upon stockholders are granted subject to this reservation.

THIRD: The foregoing restatement of the Charter has been approved by a majority of the entire board of directors of the Corporation.

FOURTH: The Charter is not amended by these Articles of Restatement.

FIFTH: The current address of the principal office of the Corporation in the State of Maryland is set forth in Article 2 of the foregoing restatement of the Charter.

SIXTH: The name and address of the Corporation’s current resident agent is set forth in Article 4 of the foregoing restatement of the Charter.

SEVENTH: The current number of directors of the Corporation and the names of those currently in office are set forth in Article 5 of the foregoing restatement of the Charter.

EIGHTH: The undersigned President and Chief Executive Officer acknowledges these Articles of Restatement to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned President and Chief Executive Officer acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

IN WITNESS WHEREOF, the Corporation has caused these Articles of Restatement to be signed in its name and on its behalf by its President and Chief Executive Officer and attested to by its Corporate Secretary as of the 4th day of June, 2018.

ATTEST:	BANC OF CALIFORNIA, INC.

/s/ Rachel Fisher	By:	/s/ Douglas H. Bowers
Rachel Fisher		Douglas H. Bowers
Corporate Secretary		President and Chief Executive Officer

BANC OF CALIFORNIA, INC.

ARTICLES OF RESTATEMENT

EXHIBIT A

CLASS B NON-VOTING COMMON STOCK

Under a power contained in Article 6 of the charter of Banc of California, Inc., a Maryland corporation (the “Corporation”), the Board of Directors of the Corporation classified and designated 3,136,156 shares (the “Shares”) of the Corporation’s common stock, par value $0.01 per share (the “Common Stock”), as “Class B Non-Voting Common Stock,” with the preferences, voting powers and other rights, restrictions, limitations as to dividends, qualifications and terms and condition of redemption, as follows:

1. Designation and Number of Shares. There is hereby created out of the authorized and unissued shares of Common Stock of the Corporation a separate class of Common Stock designated as the “Class B Non-Voting Common Stock” (the “Non-Voting Common Stock”). The authorized number of shares of Non-Voting Common Stock shall be 3,136,156.

2. Rank. Holders of the Non-Voting Common Stock shall rank equally with, and have identical rights, preferences and privileges as, holders of all other shares of the Common Stock with respect to dividends and rights upon any liquidation, dissolution or winding up of the Corporation, as provided in the charter of the Corporation, and in all other respects, except with regard to voting rights as provided below.

3. No Voting Rights. Holders of the Non-Voting Common Stock shall have no voting rights except as required by law.

4. No Conversion Rights. Holders of the Non-Voting Common Stock shall have no right to convert such shares into shares of Common Stock with voting rights or into any other security or securities of the Corporation.

5. No Redemption Rights. The Non-Voting Common Stock has no stated maturity and will not be subject to any sinking fund or mandatory redemption.

EX A-1

BANC OF CALIFORNIA, INC.

ARTICLES OF RESTATEMENT

EXHIBIT B

8.00% NON-CUMULATIVE PERPETUAL PREFERRED STOCK, SERIES C

Under a power contained in Article 6 of the charter of Banc of California, Inc., a Maryland corporation (the “Corporation”), the Board of Directors (the “Board”) of the Corporation classified and designated 40,250 shares (the “Securities”) of the Corporation’s preferred stock, par value $0.01 per share (the “Preferred Stock”), as “8.00% Non-Cumulative Perpetual Preferred Stock, Series C,” with the preferences, voting powers and other rights, restrictions, limitations as to dividends and other distributions, qualifications and terms and condition of redemption, as follows:

Part 1. Designation and Number of Shares. There is hereby created out of the authorized and unissued shares of Preferred Stock a series of Preferred Stock designated as the “8.00% Non-Cumulative Perpetual Preferred Stock, Series C” (“Series C Preferred Stock”). The authorized number of shares of Series C Preferred Stock shall be 40,250 shares, par value $0.01 per share, having a liquidation preference of $1,000 per share. The number of shares constituting Series C Preferred Stock may be increased from time to time in accordance with Maryland law up to the maximum number of shares of Preferred Stock authorized to be issued under the charter of the Corporation, as amended or supplemented, less all shares at the time authorized of any other series of Preferred Stock, and any such additional shares of Series C Preferred Stock would form a single series with the Series C Preferred Stock. Shares of Series C Preferred Stock will be dated the date of issue. Shares of outstanding Series C Preferred Stock that are redeemed, purchased or otherwise acquired by the Corporation, or converted into another series of Preferred Stock, shall be cancelled and shall revert to authorized but unissued shares of Preferred Stock undesignated as to series.

Part 2. Standard Provisions. The Standard Provisions contained in Annex A attached hereto are incorporated herein by reference in their entirety and shall be deemed to be a part hereof to the same extent as if such provisions had been set forth in full herein.

Part 3. Definitions. The following terms are used herein (including the Standard Provisions in Annex A hereto) as defined below:

(a) “Common Stock” means the common stock, par value $0.01 per share, of the Corporation.

(b) “Original Issue Date” means the date of issue of the Series C Preferred Stock.

Part 4. Certain Voting Matters. Holders of shares of Series C Preferred Stock will be entitled to one vote for each such share on any matter on which holders of Series C Preferred Stock are entitled to vote, including any action by written consent.

EX B-1

Annex A to Exhibit B

STANDARD PROVISIONS

Section 1. Definitions.

(a) “Business Day” means any weekday that is not a legal holiday in New York, New York and that is not a day on which banking institutions in New York, New York or Los Angeles, California are closed.

(b) “DTC” means The Depository Trust Company.

(c) “Regulatory Capital Treatment Event” means the good faith determination by the Corporation that, as a result of (1) any amendment to, or change in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any share of Series C Preferred Stock; (2) any proposed change in those laws or regulations that is announced after the initial issuance of any share of Series C Preferred Stock; or (3) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the initial issuance of any share of Series C Preferred Stock, there is more than an insubstantial risk that the Corporation will not be entitled to treat the full liquidation value of the shares of Series C Preferred Stock then outstanding as “Tier 1 Capital” (or its equivalent) for purposes of the capital adequacy guidelines of Federal Reserve Regulation Y (or, as and if applicable, the capital adequacy guidelines or regulations of any successor appropriate federal banking agency), as then in effect and applicable, for as long as any share of Series C Preferred Stock is outstanding.

(d) “Series C Dividend Payment Date” has the meaning set forth in Section 3(b).

(e) “Series C Dividend Period” means the period from and including a Series C Dividend Payment Date to but excluding the next Series C Dividend Payment Date, except that the initial Series C Dividend Period will commence on and include the Original Issue Date of the Series C Preferred Stock and will end on and include September 14, 2013.

(f) “Series C Junior Securities” has the meaning set forth in Section 2(a).

(g) “Series C Parity Securities” has the meaning set forth in Section 2(b).

(h) “Series C Senior Securities” has the meaning set forth in Section 2(c).

Section 2. Ranking. The shares of Series C Preferred Stock shall rank:

(a) senior, as to dividends and, upon liquidation, dissolution or winding up of the Corporation, in the distribution of assets, to the Common Stock, and to any other class or series of capital stock of the Corporation now or hereafter authorized, issued or outstanding that, by its terms, does not expressly provide that it ranks pari passu with or senior to the Series C Preferred Stock as to dividends and upon liquidation, dissolution and winding up of the Corporation, in the distribution of assets, as the case may be (collectively, “Series C Junior Securities”);

EX B ANNEX A-1

(b) on a parity, as to dividends and, upon liquidation, dissolution or winding up of the Corporation, in the distribution of assets, with any other class or series of capital stock of the Corporation now or hereafter authorized, issued or outstanding that, by its terms, expressly provides that it ranks pari passu with the Series C Preferred Stock as to dividends and, upon liquidation, dissolution or winding up of the Corporation, in the distribution of assets, as the case may be (collectively, “Series C Parity Securities”); and

(c) junior, to each other class or series of capital stock of the Corporation, now or hereafter authorized, issued or outstanding that, by its terms, expressly provides that it ranks senior to the Series C Preferred Stock as to dividends or, upon liquidation, dissolution or winding up of the Corporation, in the distribution of assets (collectively, “Series C Senior Securities”).

The Corporation may authorize and issue additional shares of Series C Junior Securities and Series C Parity Securities without the consent of the holders of the Series C Preferred Stock.

Section 3. Dividends.

(a) Holders of Series C Preferred Stock will be entitled to receive, when, as and if declared by the Board or a duly authorized committee of the Board, out of assets legally available for the payment of dividends under Maryland law, non-cumulative cash dividends based on the liquidation preference of the Series C Preferred Stock at a rate equal to 8.00% per annum for each Series C Dividend Period from the Original Issue Date of the Series C Preferred Stock to, but excluding, the redemption date of the Series C Preferred Stock, if any. If the Corporation issues additional shares of the Series C Preferred Stock after the Original Issue Date, dividends on such shares will accrue from the date such additional shares are issued.

(b) If declared by the Board or a duly authorized committee of the Board, dividends will be payable on the Series C Preferred Stock (each such date, a “Series C Dividend Payment Date”) quarterly, in arrears, on March 15, June 15, September 15 and December 15 of each year, beginning on September 15, 2013. If any Series C Dividend Payment Date is not a Business Day, then the payment will be made on the next Business Day without any adjustment to the amount of dividends paid.

(c) Dividends will be payable to holders of record of Series C Preferred Stock as they appear on the Corporation’s books on the applicable record date, which shall be the 15th calendar day before the applicable Series C Dividend Payment Date, or such other record date, no earlier than 30 calendar days before the applicable Series C Dividend Payment Date, as shall be fixed by the Board or a duly authorized committee of the Board.

(d) Dividends payable on Series C Preferred Stock will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dollar amounts resulting from that calculation will be rounded to the nearest cent, with one-half cent being rounded upwards. Dividends on the Series C Preferred Stock will cease to accrue on the redemption date, if any, unless the Corporation defaults in the payment of the redemption price of the Series C Preferred Stock called for redemption.

EX B ANNEX A-2

(e) Dividends on the Series C Preferred Stock will not be cumulative. If the Board or a duly authorized committee of the Board does not declare a dividend on the Series C Preferred Stock in respect of a Series C Dividend Period, then no dividend shall be deemed to have accrued for such Series C Dividend Period, be payable on the applicable Series C Dividend Payment Date or be cumulative, and the Corporation will have no obligation to pay any dividend for that Series C Dividend Period, whether or not the Board or a duly authorized committee of the Board declares a dividend for any future Series C Dividend Period with respect to the Series C Preferred Stock or any other class or series of the Corporation’s Preferred Stock.

(f) So long as any share of Series C Preferred Stock remains outstanding, unless the full dividends for the most recently completed Series C Dividend Period have been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside) on all outstanding shares of Series C Preferred Stock, during a Series C Dividend Period:

(1) no dividend shall be declared or paid or set aside for payment and no distribution shall be declared or made or set aside for payment on any Series C Junior Securities (other than (i) a dividend payable solely in Series C Junior Securities or (ii) any dividend in connection with the implementation of a shareholders’ rights plan, or the redemption or repurchase of any rights under any such plan);

(2) no shares of Series C Junior Securities shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly (other than (i) as a result of a reclassification of Series C Junior Securities for or into other Series C Junior Securities, (ii) the exchange or conversion of one share of Series C Junior Securities for or into another share of Series C Junior Securities, (iii) through the use of the proceeds of a substantially contemporaneous sale of other shares of Series C Junior Securities, (iv) purchases, redemptions or other acquisitions of shares of Series C Junior Securities in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants, (v) purchases of shares of Series C Junior Securities pursuant to a contractually binding requirement to buy Series C Junior Securities existing prior to the most recently completed Series C Dividend Period, including under a contractually binding stock repurchase plan or (vi) the purchase of fractional interests in shares of Series C Junior Securities pursuant to the conversion or exchange provisions of such stock or the security being converted or exchanged) nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities by the Corporation; and

(3) no shares of Series C Parity Securities shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation, other than pursuant to pro rata offers to purchase all, or a pro rata portion, of the Series C Preferred Stock and such Series C Parity Securities, except by conversion into or exchange for Series C Junior Securities.

(g) When dividends are not paid in full upon the shares of Series C Preferred Stock and Series C Parity Securities, if any, all dividends declared upon shares of Series C Preferred Stock and Series C Parity Securities, if any, will be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio that accrued dividends for the Series C Preferred Stock, and accrued dividends, including any accumulations, on Series C Parity Securities, if any, bear to each other for the then-current Series C Dividend Period.

EX B ANNEX A-3

(h) Subject to the foregoing, and not otherwise, dividends (payable in cash, stock or otherwise), as may be determined by the Board or a duly authorized committee of the Board, may be declared and paid on the Common Stock and any other Series C Junior Securities or any Series C Parity Securities from time to time out of any assets legally available for such payment, and the holders of Series C Preferred Stock shall not be entitled to participate in any such dividend.

(i) Dividends on the Series C Preferred Stock will not be declared, paid or set aside for payment to the extent such act would cause the Corporation to fail to comply with applicable laws and regulations, including applicable capital adequacy guidelines.

Section 4. Liquidation.

(a) Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, holders of Series C Preferred Stock are entitled to receive out of assets of the Corporation available for distribution to stockholders, after satisfaction of liabilities to creditors and subject to the rights of holders of any Series C Senior Securities, before any distribution of assets is made to holders of Common Stock or any other Series C Junior Securities, a liquidating distribution in the amount of the liquidation preference of $1,000 per share plus any declared and unpaid dividends, without regard to, or accumulation of, any undeclared dividends. Holders of Series C Preferred Stock will not be entitled to any other amounts from the Corporation after they have received their full liquidating distribution.

(b) In any such distribution, if the assets of the Corporation are not sufficient to pay the liquidation preferences plus declared and unpaid dividends in full to all holders of Series C Preferred Stock and all holders of Series C Parity Securities, if any, as to such distribution with the Series C Preferred Stock, the amounts paid to the holders of Series C Preferred Stock and to the holders of all Series C Parity Securities, if any, will be paid pro rata in accordance with the respective aggregate liquidating distribution owed to those holders. If the liquidation preference plus declared and unpaid dividends has been paid in full to all holders of Series C Preferred Stock and Series C Parity Securities, if any, the holders of the Corporation’s Series C Junior Securities shall be entitled to receive all remaining assets of the Corporation according to their respective rights and preferences.

(c) For purposes of this section, the merger or consolidation of the Corporation with any other entity, including a merger or consolidation in which the holders of Series C Preferred Stock receive cash, securities or property for their shares, or the sale, lease or exchange of all or substantially all of the assets of the Corporation for cash, securities or other property, shall not constitute a liquidation, dissolution or winding up of the Corporation.

Section 5. Redemption.

(a) Series C Preferred Stock is perpetual and has no maturity date. Series C Preferred Stock is not subject to any mandatory redemption, sinking fund or other similar provisions. On and after September 15, 2018, Series C Preferred Stock will be redeemable at the option of the Corporation, in whole or in part, from time to time, on any Series C Dividend Payment Date, at a redemption price equal to $1,000 per share, plus any declared and unpaid dividends, without

EX B ANNEX A-4

regard to, or accumulation of, any undeclared dividends, on the shares of Series C Preferred Stock called for redemption to but excluding the redemption date. Holders of Series C Preferred Stock will have no right to require the redemption or repurchase of Series C Preferred Stock. Notwithstanding the foregoing, within 90 days following the occurrence of a Regulatory Capital Treatment Event, the Corporation, at its option, may redeem, at any time, all (but not less than all) of the shares of the Series C Preferred Stock at the time outstanding, at a redemption price equal to $1,000 per share, plus any declared and unpaid dividends and any accrued and unpaid dividends (whether or not declared) on the shares of Series C Preferred Stock called for redemption for then current Series C Dividend Period to but excluding the redemption date, upon notice given as provided in Subsection (b) below.

(b) If shares of Series C Preferred Stock are to be redeemed, the notice of redemption shall be given by first class mail to the holders of record of Series C Preferred Stock to be redeemed, mailed not less than 30 days nor more than 60 days prior to the date fixed for redemption thereof (provided that, if the depositary shares representing Series C Preferred Stock are held in book-entry form through DTC, the Corporation may give such notice in any manner permitted by DTC). Each notice of redemption will include a statement setting forth: (i) the redemption date; (ii) the number of shares of Series C Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where the certificates evidencing shares of Series C Preferred Stock are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on the redemption date. If notice of redemption of any shares of Series C Preferred Stock has been duly given and if the funds necessary for such redemption have been set aside by the Corporation for the benefit of the holders of any shares of Series C Preferred Stock so called for redemption, then, on and after the redemption date, dividends will cease to accrue on such shares of Series C Preferred Stock, and such shares of Series C Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such shares of Series C Preferred Stock will terminate, except the right to receive the redemption price plus any declared and unpaid dividends, plus, in the case of a Regulatory Capital Treatment Event, any accrued and unpaid dividends (whether or not declared) for the Series C Dividend Period in which the redemption date occurs, to but excluding the redemption date.

(c) In case of any redemption of only part of the shares of Series C Preferred Stock at the time outstanding, the shares to be redeemed shall be selected either pro rata, by lot or in such other manner as the Corporation may determine to be fair and equitable. Subject to the provisions hereof, the Board shall have full power and authority to prescribe the terms and conditions upon which shares of Series C Preferred Stock shall be redeemed from time to time.

(d) Any redemption of the Preferred Stock is subject to receipt by the Corporation of any required prior approval by the Board of Governors of the Federal Reserve System and to the satisfaction of any conditions set forth in the capital guidelines or regulations of the Board of Governors of the Federal Reserve System applicable to redemption of the Preferred Stock.

EX B ANNEX A-5

Section 6. Voting Rights.

(a) Except as provided below or as expressly required by law, the holders of shares of Series C Preferred Stock shall have no voting power, and no right to vote on any matter at any time, either as a separate series or class or together with any other series or class of shares of capital stock.

(b) So long as any shares of Series C Preferred Stock remain outstanding, the affirmative vote or consent of the holders of at least two-thirds of all of the shares of Series C Preferred Stock at the time outstanding, voting separately as a class, shall be required to: (1) amend, alter or repeal the provisions of the Corporation’s charter (including the provisions creating the Series C Preferred Stock), or the Corporation’s bylaws, whether by merger, consolidation or otherwise, so as to adversely affect the powers, preferences, privileges or special rights of the Series C Preferred Stock; provided, that any of the following will not be deemed to adversely affect such powers, preferences, privileges or special rights: (A) increases in the amount of the authorized Common Stock or, except as provided in subclause (2), Preferred Stock; (B) increases or decreases in the number of shares of any series of Preferred Stock, which series is of Series C Parity Securities or Series C Junior Securities; or (C) the authorization, creation and issuance of other classes or series of capital stock (or securities convertible or exchangeable into such capital stock), which series or class is of Series C Parity Securities or Series C Junior Securities; (2) amend or alter the Corporation’s charter to authorize or increase the authorized amount of or issue shares of any class or series of stock, or reclassify any of the Corporation’s authorized capital stock into any shares of capital stock, ranking senior to the Series C Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of the Corporation or issue any obligation or security convertible into or evidencing the right to purchase any such shares of senior stock; or (3) consummate a binding share exchange, a reclassification involving the Series C Preferred Stock or a merger or consolidation of the Corporation with or into another entity, provided, however, that the holders of Series C Preferred Stock will have no right to vote under this clause (3) if in each case: (i) the Series C Preferred Stock remains outstanding or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity, is converted into or exchanged for preferred securities of the surviving or resulting entity (or its ultimate parent); and (ii) the Series C Preferred Stock remaining outstanding or the new preferred securities, as the case may be, have such powers, preferences and special rights as are not materially less favorable to the holders thereof than the powers, preferences and special rights of the Series C Preferred Stock, taken as a whole. The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series C Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been set aside by the Corporation for the benefit of the holders of Series C Preferred Stock to effect such redemption.

(c) If and whenever dividends payable on Series C Preferred Stock (whether or not declared) shall have not been paid in an aggregate amount equal to full dividends for six or more Series C Dividend Periods (whether or not consecutive) (a “Nonpayment Event”), the authorized number of directors then constituting the Board shall be automatically increased by two and the holders of Series C Preferred Stock, together with the holders of any other class or series of

EX B ANNEX A-6

outstanding preferred stock upon which similar voting rights as described in this subsection have been conferred and are exercisable with respect to such matter (any such other class or series being herein referred to as “Voting Parity Stock”), voting together as a single class in proportion to their respective liquidation preferences, shall be entitled to elect by a plurality of the votes cast the two additional directors (the “Preferred Stock Directors”); provided that it shall be a qualification for election for any Preferred Stock Director that the election of such director shall not cause the Corporation to violate the corporate governance requirements of the NASDAQ Global Market (or any other securities exchange or other trading facility on which securities of the Corporation may then be listed or traded) that listed or traded companies must have a majority of independent directors; provided, further, that the Board shall at no time include more than two such Preferred Stock Directors, including all directors that the holders of any series of Voting Parity Stock are entitled to elect pursuant to their voting rights.

In the event that the holders of Series C Preferred Stock and the holders of such Voting Parity Stock shall be entitled to vote for the election of the Preferred Stock Directors following a Nonpayment Event, such directors shall be initially elected following such Nonpayment Event only at a special meeting called at the request of the holders of record of shares representing at least 20% of the combined liquidation preference of the Series C Preferred Stock and each series of Voting Parity Stock then outstanding, voting together as a single class in proportion to their respective liquidation preferences (unless such request for a special meeting is received less than 90 days before the date fixed for the next annual or special meeting of the shareholders of the Corporation, in which event such election shall be held only at such next annual or special meeting of shareholders), and at each subsequent annual meeting of shareholders of the Corporation. Such request to call a special meeting for the initial election of the Preferred Stock Directors after a Nonpayment Event shall be made by written notice, signed by the requisite holders of Series C Preferred Stock or Voting Parity Stock, and delivered to the Corporate Secretary of the Corporation in such manner as provided for in Section 12 below, or as may otherwise be required by applicable law. If the Corporate Secretary of the Corporation fails to call a special meeting for the election of the Preferred Stock Directors within 20 days of receiving proper notice, any holder of Series C Preferred Stock may call such a meeting at the Corporation’s expense solely for the election of the Preferred Stock Directors, and for this purpose only such Series C Preferred Stock holder shall have access to the Corporation’s stock ledger. The Preferred Stock Directors elected at any such special meeting shall hold office until the next annual meeting of the shareholders if such office shall not have previously terminated as provided below.

Any Preferred Stock Director may be removed at any time without cause by the holders of record of shares of Series C Preferred Stock and Voting Parity Stock representing at least a majority of the combined liquidation preference of the Series C Preferred Stock and each series of Voting Parity Stock then outstanding, when they have the voting rights described above (voting together as a single class in proportion to their respective liquidation preferences). In case any vacancy shall occur among the Preferred Stock Directors, a successor shall be elected by the then remaining Preferred Stock Director or, if no Preferred Stock Director remains in office, by a plurality of the votes cast by the holders of the outstanding shares of Series C Preferred Stock and such Voting Parity Stock, voting as a single class in proportion to their respective liquidation preferences. The Preferred Stock Directors shall each be entitled to one vote per director on any matter that shall come before the Board for a vote.

EX B ANNEX A-7

When dividends have been paid in full on the Series C Preferred Stock for at least four consecutive Series C Dividend Periods, then the right of the holders of Series C Preferred Stock to elect the Preferred Stock Directors shall terminate (but subject always to revesting of such voting rights in the case of any future Nonpayment Event), and, if and when any rights of holders of Series C Preferred Stock and Voting Parity Stock to elect the Preferred Stock Directors shall have ceased, the terms of office of all the Preferred Stock Directors shall forthwith terminate and the number of directors constituting the Board shall automatically be reduced accordingly.

(d) Except as expressly provided in this Section 6, each holder of Series C Preferred Stock shall have one vote per share on any matter on which holders of Series C Preferred Stock are entitled to vote under this Section 6. The holders of the Series C Preferred Stock shall have exclusive voting rights on any charter amendment that would alter only the contract rights, as expressly set forth in the Corporation’s charter, of the Series C Preferred Stock.

Section 7. Conversion Rights. The holders of shares of Series C Preferred Stock shall not have any rights to convert such shares into shares of any other class or series of securities of the Corporation.

Section 8. Preemptive Rights. The holders of shares of Series C Preferred Stock will have no preemptive rights with respect to any shares of the Corporation’s capital stock or any of its other securities convertible into or carrying rights or options to purchase any such capital stock.

Section 9. Certificates. The Corporation may at its option issue shares of Series C Preferred Stock without certificates.

Section 10. Transfer Agent. The duly appointed transfer agent for the Series C Preferred Stock shall be Computershare Trust Company, N.A. The Corporation may, in its sole discretion, remove the transfer agent in accordance with the agreement between the Corporation and the transfer agent; provided that the Corporation shall appoint a successor transfer agent who shall accept such appointment prior to the effectiveness of such removal. Upon any such removal or appointment, the Corporation shall send notice thereof by first-class mail, postage prepaid, to the holders of the Series C Preferred Stock.

Section 11. Registrar. The duly appointed registrar for the Series C Preferred Stock shall be Computershare Trust Company, N.A. The Corporation may, in its sole discretion, remove the registrar in accordance with the agreement between the Corporation and the registrar; provided that the Corporation shall appoint a successor registrar who shall accept such appointment prior to the effectiveness of such removal. Upon any such removal or appointment, the Corporation shall send notice thereof by first-class mail, postage prepaid, to the holders of the Series C Preferred Stock.

Section 12. Notices. All notices or communications in respect of the Series C Preferred Stock shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted herein, in the charter or bylaws of the Corporation or by applicable law. Notwithstanding the foregoing, if shares of Series C Preferred Stock or depositary shares representing an interest in shares of Series C Preferred Stock are issued or held in book-entry form through DTC or any other similar facility,

EX B ANNEX A-8

notice of redemption may be given to the holders thereof at such time and in any manner permitted by such facility.

EX B ANNEX A-9

BANC OF CALIFORNIA, INC.

ARTICLES OF RESTATEMENT

EXHIBIT C

7.375% NON-CUMULATIVE PERPETUAL PREFERRED STOCK, SERIES D

Under a power contained in Article 6 of the charter of Banc of California, Inc., a Maryland corporation (the “Corporation”), the Board of Directors (the “Board”) of the Corporation classified and designated 115,000 shares (the “Securities”) of the Corporation’s preferred stock, par value $0.01 per share (the “Preferred Stock”), as “7.375% Non-Cumulative Perpetual Preferred Stock, Series D,” with the preferences, voting powers and other rights, restrictions, limitations as to dividends and other distributions, qualifications and terms and condition of redemption, as follows:

Part 1. Designation and Number of Shares. There is hereby created out of the authorized and unissued shares of Preferred Stock a series of Preferred Stock designated as the “7.375% Non-Cumulative Perpetual Preferred Stock, Series D” (“Series D Preferred Stock”). The authorized number of shares of Series D Preferred Stock shall be 115,000 shares, par value $0.01 per share, having a liquidation preference of $1,000 per share. The number of shares constituting Series D Preferred Stock may be increased from time to time in accordance with Maryland law up to the maximum number of shares of Preferred Stock authorized to be issued under the charter of the Corporation, as amended or supplemented, less all shares at the time authorized of any other series of Preferred Stock, and any such additional shares of Series D Preferred Stock would form a single series with the Series D Preferred Stock. Shares of Series D Preferred Stock will be dated the date of issue. Shares of outstanding Series D Preferred Stock that are redeemed, purchased or otherwise acquired by the Corporation, or converted into another series of Preferred Stock, shall be cancelled and shall revert to authorized but unissued shares of Preferred Stock undesignated as to series.

Part 2. Standard Provisions. The Standard Provisions contained in Annex A attached hereto are incorporated herein by reference in their entirety and shall be deemed to be a part hereof to the same extent as if such provisions had been set forth in full herein.

Part 3. Definitions. The following terms are used herein (including the Standard Provisions in Annex A hereto) as defined below:

(a) “Common Stock” means the common stock, par value $0.01 per share, of the Corporation.

(b) “Original Issue Date” means the date of issue of the Series D Preferred Stock.

Part 4. Certain Voting Matters. Holders of shares of Series D Preferred Stock will be entitled to one vote for each such share on any matter on which holders of Series D Preferred Stock are entitled to vote, including any action by written consent.

EX C-1

Annex A to Exhibit C

STANDARD PROVISIONS

Section 1. Definitions.

(a) “Business Day” means any weekday that is not a legal holiday in New York, New York and that is not a day on which banking institutions in New York, New York or Los Angeles, California are closed.

(b) “DTC” means The Depository Trust Company.

(c) “Regulatory Capital Treatment Event” means the good faith determination by the Corporation that, as a result of (1) any amendment to, or change in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any share of Series D Preferred Stock; (2) any proposed change in those laws or regulations that is announced after the initial issuance of any share of Series D Preferred Stock; or (3) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the initial issuance of any share of Series D Preferred Stock, there is more than an insubstantial risk that the Corporation will not be entitled to treat the full liquidation value of the shares of Series D Preferred Stock then outstanding as “Tier 1 Capital” (or its equivalent) for purposes of the capital adequacy regulations and guidelines of Regulation Q of the Board of Governors of the Federal Reserve System (or, as and if applicable, the capital adequacy guidelines or regulations of any successor appropriate federal banking agency), as then in effect and applicable, for as long as any share of Series D Preferred Stock is outstanding.

(d) “Series D Dividend Payment Date” has the meaning set forth in Section 3(b).

(e) “Series D Dividend Period” means the period from and including a Series D Dividend Payment Date to but excluding the next Series D Dividend Payment Date, except that the initial Series D Dividend Period will commence on and include the Original Issue Date of the Series D Preferred Stock and will end on and include June 14, 2015.

(f) “Series D Junior Securities” has the meaning set forth in Section 2(a).

(g) “Series D Parity Securities” has the meaning set forth in Section 2(b).

(h) “Series D Senior Securities” has the meaning set forth in Section 2(c).

Section 2. Ranking. The shares of Series D Preferred Stock shall rank:

(a) senior, as to dividends and, upon liquidation, dissolution or winding up of the Corporation, in the distribution of assets, to the Common Stock, and to any other class or series of capital stock of the Corporation now or hereafter authorized, issued or outstanding (other than the 8.00% Non-Cumulative Perpetual Preferred Stock, Series C, of the Corporation) that, by its terms, does not expressly provide that it ranks pari passu with or senior to the Series D Preferred

EX C ANNEX A-1

Stock as to dividends and upon liquidation, dissolution and winding up of the Corporation, in the distribution of assets, as the case may be (collectively, “Series D Junior Securities”);

(b) on a parity, as to dividends and, upon liquidation, dissolution or winding up of the Corporation, in the distribution of assets, with the 8.00% Non-Cumulative Perpetual Preferred Stock, Series C, of the Corporation and any other class or series of capital stock of the Corporation now or hereafter authorized, issued or outstanding that, by its terms, expressly provides that it ranks pari passu with the Series D Preferred Stock as to dividends and, upon liquidation, dissolution or winding up of the Corporation, in the distribution of assets, as the case may be (collectively, “Series D Parity Securities”); and

(c) junior, to each other class or series of capital stock of the Corporation, now or hereafter authorized, issued or outstanding that, by its terms, expressly provides that it ranks senior to the Series D Preferred Stock as to dividends or, upon liquidation, dissolution or winding up of the Corporation, in the distribution of assets (collectively, “Series D Senior Securities”).

The Corporation may authorize and issue additional shares of Series D Junior Securities and Series D Parity Securities without the consent of the holders of the Series D Preferred Stock.

Section 3. Dividends.

(a) Holders of Series D Preferred Stock will be entitled to receive, when, as and if declared by the Board or a duly authorized committee of the Board, out of assets legally available for the payment of dividends under Maryland law, non-cumulative cash dividends based on the liquidation preference of the Series D Preferred Stock at a rate equal to 7.375% per annum for each Series D Dividend Period from the Original Issue Date of the Series D Preferred Stock to, but excluding, the redemption date of the Series D Preferred Stock, if any. If the Corporation issues additional shares of the Series D Preferred Stock after the Original Issue Date, dividends on such shares will accrue from the date such additional shares are issued.

(b) If declared by the Board or a duly authorized committee of the Board, dividends will be payable on the Series D Preferred Stock (each such date, a “Series D Dividend Payment Date”) quarterly, in arrears, on March 15, June 15, September 15 and December 15 of each year, beginning on June 15, 2015. If any Series D Dividend Payment Date is not a Business Day, then the payment will be made on the next Business Day without any adjustment to the amount of dividends paid.

(c) Dividends will be payable to holders of record of Series D Preferred Stock as they appear on the Corporation’s books on the applicable record date, which shall be the 15th calendar day before the applicable Series D Dividend Payment Date, or such other record date, no earlier than 30 calendar days before the applicable Series D Dividend Payment Date, as shall be fixed by the Board or a duly authorized committee of the Board.

(d) Dividends payable on Series D Preferred Stock will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dollar amounts resulting from that calculation will be rounded to the nearest cent, with one-half cent being rounded upwards. Dividends on the Series D Preferred Stock will cease to accrue on the redemption date, if any, unless the

EX C ANNEX A-2

Corporation defaults in the payment of the redemption price of the Series D Preferred Stock called for redemption.

(e) Dividends on the Series D Preferred Stock will not be cumulative. If the Board or a duly authorized committee of the Board does not declare a dividend on the Series D Preferred Stock in respect of a Series D Dividend Period, then no dividend shall be deemed to have accrued for such Series D Dividend Period, be payable on the applicable Series D Dividend Payment Date or be cumulative, and the Corporation will have no obligation to pay any dividend for that Series D Dividend Period, whether or not the Board or a duly authorized committee of the Board declares a dividend for any future Series D Dividend Period with respect to the Series D Preferred Stock or any other class or series of the Corporation’s Preferred Stock.

(f) So long as any share of Series D Preferred Stock remains outstanding, unless the full dividends for the most recently completed Series D Dividend Period have been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside) on all outstanding shares of Series D Preferred Stock, during a Series D Dividend Period:

(1) no dividend shall be declared or paid or set aside for payment and no distribution shall be declared or made or set aside for payment on any Series D Junior Securities (other than (i) a dividend payable solely in Series D Junior Securities or (ii) any dividend in connection with the implementation of a stockholders’ rights plan, or the redemption or repurchase of any rights under any such plan);

(2) no shares of Series D Junior Securities shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly (other than (i) as a result of a reclassification of Series D Junior Securities for or into other Series D Junior Securities, (ii) the exchange or conversion of one share of Series D Junior Securities for or into another share of Series D Junior Securities, (iii) through the use of the proceeds of a substantially contemporaneous sale of other shares of Series D Junior Securities, (iv) purchases, redemptions or other acquisitions of shares of Series D Junior Securities in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants, (v) purchases of shares of Series D Junior Securities pursuant to a contractually binding requirement to buy Series D Junior Securities existing prior to the most recently completed Series D Dividend Period, including under a contractually binding stock repurchase plan or (vi) the purchase of fractional interests in shares of Series D Junior Securities pursuant to the conversion or exchange provisions of such stock or the security being converted or exchanged), nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities by the Corporation; and

(3) no shares of Series D Parity Securities shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation, other than pursuant to pro rata offers to purchase all, or a pro rata portion, of the Series D Preferred Stock and such Series D Parity Securities, except by conversion into or exchange for Series D Junior Securities.

(g) When dividends are not paid in full upon the shares of Series D Preferred Stock and Series D Parity Securities, if any, all dividends declared upon shares of Series D Preferred Stock and Series D Parity Securities, if any, will be declared on a proportional basis so that the

EX C ANNEX A-3

amount of dividends declared per share will bear to each other the same ratio that accrued dividends for the Series D Preferred Stock, and accrued dividends, including any accumulations, on Series D Parity Securities, if any, bear to each other for the then-current Series D Dividend Period.

(h) Subject to the foregoing, and not otherwise, dividends (payable in cash, stock or otherwise), as may be determined by the Board or a duly authorized committee of the Board, may be declared and paid on the Common Stock and any other Series D Junior Securities or any Series D Parity Securities from time to time out of any assets legally available for such payment, and the holders of Series D Preferred Stock shall not be entitled to participate in any such dividend.

(i) Dividends on the Series D Preferred Stock will not be declared, paid or set aside for payment to the extent such act would cause the Corporation to fail to comply with applicable laws and regulations, including applicable capital adequacy guidelines.

Section 4. Liquidation.

(a) Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, holders of Series D Preferred Stock are entitled to receive out of assets of the Corporation available for distribution to stockholders, after satisfaction of liabilities to creditors and subject to the rights of holders of any Series D Senior Securities, before any distribution of assets is made to holders of Common Stock or any other Series D Junior Securities, a liquidating distribution in the amount of the liquidation preference of $1,000 per share plus any declared and unpaid dividends, without regard to, or accumulation of, any undeclared dividends. Holders of Series D Preferred Stock will not be entitled to any other amounts from the Corporation after they have received their full liquidating distribution.

(b) In any such distribution, if the assets of the Corporation are not sufficient to pay the liquidation preferences plus declared and unpaid dividends in full to all holders of Series D Preferred Stock and all holders of Series D Parity Securities, if any, as to such distribution with the Series D Preferred Stock, the amounts paid to the holders of Series D Preferred Stock and to the holders of all Series D Parity Securities, if any, will be paid pro rata in accordance with the respective aggregate liquidating distribution owed to those holders. If the liquidation preference plus declared and unpaid dividends has been paid in full to all holders of Series D Preferred Stock and Series D Parity Securities, if any, the holders of the Corporation’s Series D Junior Securities shall be entitled to receive all remaining assets of the Corporation according to their respective rights and preferences.

(c) For purposes of this section, the merger or consolidation of the Corporation with any other entity, including a merger or consolidation in which the holders of Series D Preferred Stock receive cash, securities or property for their shares, or the sale, lease or exchange of all or substantially all of the assets of the Corporation for cash, securities or other property, shall not constitute a liquidation, dissolution or winding up of the Corporation.

EX C ANNEX A-4

Section 5. Redemption.

(a) Series D Preferred Stock is perpetual and has no maturity date. Series D Preferred Stock is not subject to any mandatory redemption, sinking fund or other similar provisions. On and after June 15, 2020, Series D Preferred Stock will be redeemable at the option of the Corporation, in whole or in part, from time to time, on any Series D Dividend Payment Date, at a redemption price equal to $1,000 per share, plus any declared and unpaid dividends, without regard to, or accumulation of, any undeclared dividends, on the shares of Series D Preferred Stock called for redemption, to but excluding the redemption date, upon notice given as provided in Subsection (b) below. Holders of Series D Preferred Stock will have no right to require the redemption or repurchase of Series D Preferred Stock. Notwithstanding the foregoing, within 90 days following the occurrence of a Regulatory Capital Treatment Event, the Corporation, at its option, may redeem, at any time, all (but not less than all) of the shares of the Series D Preferred Stock at the time outstanding, at a redemption price equal to $1,000 per share, plus any declared and unpaid dividends, without regard to, or accumulation of, any undeclared dividends, on the shares of Series D Preferred Stock called for redemption, to but excluding the redemption date, upon notice given as provided in Subsection (b) below.

(b) If shares of Series D Preferred Stock are to be redeemed, the notice of redemption shall be given by first class mail to the holders of record of Series D Preferred Stock to be redeemed, mailed not less than 30 days nor more than 60 days prior to the date fixed for redemption thereof (provided that, if the depositary shares representing Series D Preferred Stock are held in book-entry form through DTC, the Corporation may give such notice in any manner permitted by DTC). Each notice of redemption will include a statement setting forth: (i) the redemption date; (ii) the number of shares of Series D Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where the certificates evidencing shares of Series D Preferred Stock are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on the redemption date. If notice of redemption of any shares of Series D Preferred Stock has been duly given and if the funds necessary for such redemption have been set aside by the Corporation for the benefit of the holders of any shares of Series D Preferred Stock so called for redemption, then, on and after the redemption date, dividends will cease to accrue on such shares of Series D Preferred Stock, and such shares of Series D Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such shares of Series D Preferred Stock will terminate, except the right to receive the redemption price plus any declared and unpaid dividends, to but excluding the redemption date.

(c) In case of any redemption of only part of the shares of Series D Preferred Stock at the time outstanding, the shares to be redeemed shall be selected either pro rata or by lot. Subject to the provisions hereof, the Board shall have full power and authority to prescribe the terms and conditions upon which shares of Series D Preferred Stock shall be redeemed from time to time.

(d) Any redemption of the Preferred Stock is subject to receipt by the Corporation of any required prior approval by the Board of Governors of the Federal Reserve System (including any successor appropriate federal banking agency) and to the satisfaction of any conditions set

EX C ANNEX A-5

forth in the capital regulations or guidelines of the Board of Governors of the Federal Reserve System (including any successor appropriate federal banking agency) applicable to redemption of the Preferred Stock.

Section 6. Voting Rights.

(a) Except as provided below or as expressly required by law, the holders of shares of Series D Preferred Stock shall have no voting power, and no right to vote on any matter at any time, either as a separate series or class or together with any other series or class of shares of capital stock.

(b) So long as any shares of Series D Preferred Stock remain outstanding, the affirmative vote or consent of the holders of at least two-thirds of all of the shares of Series D Preferred Stock at the time outstanding, voting separately as a class, shall be required to: (1) amend, alter or repeal the provisions of the Corporation’s charter (including the provisions creating the Series D Preferred Stock), or the Corporation’s bylaws, whether by merger, consolidation or otherwise, so as to adversely affect the powers, preferences, privileges or special rights of the Series D Preferred Stock; provided, that any of the following will not be deemed to adversely affect such powers, preferences, privileges or special rights: (A) increases in the amount of the authorized Common Stock or, except as provided in subclause (2), Preferred Stock; (B) increases or decreases in the number of shares of any series of Preferred Stock, which series is of Series D Parity Securities or Series D Junior Securities; or (C) the authorization, creation and issuance of other classes or series of capital stock (or securities convertible or exchangeable into such capital stock), which series or class is of Series D Parity Securities or Series D Junior Securities; (2) amend or alter the Corporation’s charter to authorize or increase the authorized amount of or issue shares of any class or series of stock, or reclassify any of the Corporation’s authorized capital stock into any shares of capital stock, ranking senior to the Series D Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of the Corporation or issue any obligation or security convertible into or evidencing the right to purchase any such shares of senior stock; or (3) consummate a binding share exchange, a reclassification involving the Series D Preferred Stock or a merger or consolidation of the Corporation with or into another entity, provided, however, that the holders of Series D Preferred Stock will have no right to vote under this clause (3) if in each case: (i) the Series D Preferred Stock remains outstanding or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity, is converted into or exchanged for preferred securities of the surviving or resulting entity (or its ultimate parent); and (ii) the Series D Preferred Stock remaining outstanding or the new preferred securities, as the case may be, have such powers, preferences and special rights as are not materially less favorable to the holders thereof than the powers, preferences and special rights of the Series D Preferred Stock, taken as a whole. The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series D Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been set aside by the Corporation for the benefit of the holders of Series D Preferred Stock to effect such redemption.

EX C ANNEX A-6

(c) If and whenever dividends payable on Series D Preferred Stock shall have not been paid in an aggregate amount equal to full dividends for six or more Series D Dividend Periods (whether or not consecutive) (a “Nonpayment Event”), the authorized number of directors then constituting the Board shall be automatically increased by two and the holders of Series D Preferred Stock, together with the holders of any other class or series of outstanding preferred stock upon which similar voting rights as described in this subsection have been conferred and are exercisable with respect to such matter (any such other class or series being herein referred to as “Voting Parity Stock”), voting together as a single class in proportion to their respective liquidation preferences, shall be entitled to elect by a plurality of the votes cast the two additional directors (the “Preferred Stock Directors”); provided that it shall be a qualification for election for any Preferred Stock Director that the election of such director shall not cause the Corporation to violate the corporate governance requirements of the New York Stock Exchange (or any other securities exchange or other trading facility on which securities of the Corporation may then be listed or traded) that listed or traded companies must have a majority of independent directors; provided, further, that the Board shall at no time include more than two such Preferred Stock Directors, including all directors that the holders of any series of Voting Parity Stock are entitled to elect pursuant to their voting rights.

In the event that the holders of Series D Preferred Stock and the holders of such Voting Parity Stock shall be entitled to vote for the election of the Preferred Stock Directors following a Nonpayment Event, such directors shall be initially elected following such Nonpayment Event only at a special meeting called at the request of the holders of record of shares representing at least 20% of the combined liquidation preference of the Series D Preferred Stock and each series of Voting Parity Stock then outstanding, voting together as a single class in proportion to their respective liquidation preferences (unless such request for a special meeting is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders of the Corporation, in which event such election shall be held only at such next annual or special meeting of stockholders), and at each subsequent annual meeting of stockholders of the Corporation. Such request to call a special meeting for the initial election of the Preferred Stock Directors after a Nonpayment Event shall be made by written notice, signed by the requisite holders of Series D Preferred Stock or Voting Parity Stock, and delivered to the Corporate Secretary of the Corporation in such manner as provided for in Section 12 below, or as may otherwise be required by applicable law. If the Corporate Secretary of the Corporation fails to call a special meeting for the election of the Preferred Stock Directors within 20 days of receiving proper notice, any holder of Series D Preferred Stock may call such a meeting at the Corporation’s expense solely for the election of the Preferred Stock Directors, and for this purpose only such Series D Preferred Stock holder shall have access to the Corporation’s stock ledger. The Preferred Stock Directors elected at any such special meeting shall hold office until the next annual meeting of the stockholders if such office shall not have previously terminated as provided below.

Any Preferred Stock Director may be removed at any time without cause by the holders of record of shares of Series D Preferred Stock and Voting Parity Stock representing at least a majority of the combined liquidation preference of the Series D Preferred Stock and each series of Voting Parity Stock then outstanding, when they have the voting rights described above (voting together as a single class in proportion to their respective liquidation preferences). In case any vacancy shall occur among the Preferred Stock Directors, a successor shall be elected

EX C ANNEX A-7

by the then remaining Preferred Stock Director or, if no Preferred Stock Director remains in office, by a plurality of the votes cast by the holders of the outstanding shares of Series D Preferred Stock and such Voting Parity Stock, voting as a single class in proportion to their respective liquidation preferences. The Preferred Stock Directors shall each be entitled to one vote per director on any matter that shall come before the Board for a vote.

When dividends have been paid in full on the Series D Preferred Stock for at least four consecutive Series D Dividend Periods, then the right of the holders of Series D Preferred Stock to elect the Preferred Stock Directors shall terminate (but subject always to revesting of such voting rights in the case of any future Nonpayment Event), and, if and when any rights of holders of Series D Preferred Stock and Voting Parity Stock to elect the Preferred Stock Directors shall have ceased, the terms of office of all the Preferred Stock Directors shall forthwith terminate and the number of directors constituting the Board shall automatically be reduced accordingly.

(d) Except as expressly provided in this Section 6, each holder of Series D Preferred Stock shall have one vote per share on any matter on which holders of Series D Preferred Stock are entitled to vote under this Section 6. The holders of the Series D Preferred Stock shall have exclusive voting rights on any charter amendment that would alter only the contract rights, as expressly set forth in the Corporation’s charter, of the Series D Preferred Stock.

Section 7. Conversion Rights. The holders of shares of Series D Preferred Stock shall not have any rights to convert such shares into shares of any other class or series of securities of the Corporation.

Section 8. Preemptive Rights. The holders of shares of Series D Preferred Stock will have no preemptive rights with respect to any shares of the Corporation’s capital stock or any of its other securities convertible into or carrying rights or options to purchase any such capital stock.

Section 9. Certificates. The Corporation may at its option issue shares of Series D Preferred Stock without certificates.

Section 10. Transfer Agent. The duly appointed transfer agent for the Series D Preferred Stock shall be Computershare Trust Company, N.A. The Corporation may, in its sole discretion, remove the transfer agent in accordance with the agreement between the Corporation and the transfer agent; provided that the Corporation shall appoint a successor transfer agent who shall accept such appointment prior to the effectiveness of such removal. Upon any such removal or appointment, the Corporation shall send notice thereof by first-class mail, postage prepaid, to the holders of the Series D Preferred Stock.

Section 11. Registrar. The duly appointed registrar for the Series D Preferred Stock shall be Computershare Trust Company, N.A. The Corporation may, in its sole discretion, remove the registrar in accordance with the agreement between the Corporation and the registrar; provided that the Corporation shall appoint a successor registrar who shall accept such appointment prior to the effectiveness of such removal. Upon any such removal or appointment, the Corporation shall send notice thereof by first-class mail, postage prepaid, to the holders of the Series D Preferred Stock.

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Section 12. Notices. All notices or communications in respect of the Series D Preferred Stock shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted herein, in the charter or bylaws of the Corporation or by applicable law. Notwithstanding the foregoing, if shares of Series D Preferred Stock or depositary shares representing an interest in shares of Series D Preferred Stock are issued or held in book-entry form through DTC or any other similar facility, notice of redemption may be given to the holders thereof at such time and in any manner permitted by such facility.

EX C ANNEX A-9

BANC OF CALIFORNIA, INC.

ARTICLES OF RESTATEMENT

EXHIBIT D

7.000% NON-CUMULATIVE PERPETUAL PREFERRED STOCK, SERIES E

Under a power contained in Article 6 of the charter of Banc of California, Inc., a Maryland corporation (the “Corporation”), the Board of Directors (the “Board”) of the Corporation classified and designated 5,750,000 shares (the “Securities”) of the Corporation’s preferred stock, par value $0.01 per share (the “Preferred Stock”), as “7.000% Non-Cumulative Perpetual Preferred Stock, Series E,” with the preferences, voting powers and other rights, restrictions, limitations as to dividends and other distributions, qualifications and terms and condition of redemption, as follows:

Part 1. Designation and Number of Shares. There is hereby created out of the authorized and unissued shares of Preferred Stock a series of Preferred Stock designated as the “7.000% Non-Cumulative Perpetual Preferred Stock, Series E” (“Series E Preferred Stock”). The authorized number of shares of Series E Preferred Stock shall be 5,750,000 shares, par value $0.01 per share, having a liquidation preference of $1,000 per share. The number of shares constituting Series E Preferred Stock may be increased from time to time in accordance with Maryland law up to the maximum number of shares of Preferred Stock authorized to be issued under the charter of the Corporation, as amended or supplemented, less all shares at the time authorized of any other series of Preferred Stock, and any such additional shares of Series E Preferred Stock would form a single series with the Series E Preferred Stock. Shares of Series E Preferred Stock will be dated the date of issue. Shares of outstanding Series E Preferred Stock that are redeemed, purchased or otherwise acquired by the Corporation, or converted into another series of Preferred Stock, shall be cancelled and shall revert to authorized but unissued shares of Preferred Stock undesignated as to series.

Part 2. Standard Provisions. The Standard Provisions contained in Annex A attached hereto are incorporated herein by reference in their entirety and shall be deemed to be a part hereof to the same extent as if such provisions had been set forth in full herein.

Part 3. Definitions. The following terms are used herein (including the Standard Provisions in Annex A hereto) as defined below:

(a) “Common Stock” means the common stock, par value $0.01 per share, of the Corporation.

(b) “Original Issue Date” means the date of issue of the Series E Preferred Stock.

Part 4. Certain Voting Matters. Holders of shares of Series E Preferred Stock will be entitled to one vote for each such share on any matter on which holders of Series E Preferred Stock are entitled to vote, including any action by written consent.

EX D -1

Annex A to Exhibit D

STANDARD PROVISIONS

Section 1. Definitions.

(a) “Business Day” means any weekday that is not a legal holiday in New York, New York and that is not a day on which banking institutions in New York, New York or Los Angeles, California are closed.

(b) “DTC” means The Depository Trust Company.

(c) “Regulatory Capital Treatment Event” means the good faith determination by the Corporation that, as a result of (1) any amendment to, or change in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any share of Series E Preferred Stock; (2) any proposed change in those laws or regulations that is announced after the initial issuance of any share of Series E Preferred Stock; or (3) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the initial issuance of any share of Series E Preferred Stock, there is more than an insubstantial risk that the Corporation will not be entitled to treat the full liquidation value of the shares of Series E Preferred Stock then outstanding as “Tier 1 Capital” (or its equivalent) for purposes of the capital adequacy regulations and guidelines of Regulation Q of the Board of Governors of the Federal Reserve System (or, as and if applicable, the capital adequacy guidelines or regulations of any successor appropriate federal banking agency), as then in effect and applicable, for as long as any share of Series E Preferred Stock is outstanding.

(d) “Series E Dividend Payment Date” has the meaning set forth in Section 3(b).

(e) “Series E Dividend Period” means the period from and including a Series E Dividend Payment Date to but excluding the next Series E Dividend Payment Date, except that the initial Series E Dividend Period will commence on and include the Original Issue Date of the Series E Preferred Stock and will end on and include June 14, 2016.

(f) “Series E Junior Securities” has the meaning set forth in Section 2(a).

(g) “Series E Parity Securities” has the meaning set forth in Section 2(b).

(h) “Series E Senior Securities” has the meaning set forth in Section 2(c).

Section 2. Ranking. The shares of Series E Preferred Stock shall rank:

(a) senior, as to dividends and, upon liquidation, dissolution or winding up of the Corporation, in the distribution of assets, to the Common Stock, and to any other class or series of capital stock of the Corporation now or hereafter authorized, issued or outstanding (other than the 8.00% Non-Cumulative Perpetual Preferred Stock, Series C, and the 7.375% Non-Cumulative Perpetual Preferred Stock, Series D, of the Corporation) that, by its terms, does not expressly provide that it ranks pari passu with or senior to the Series E Preferred Stock as to

EX D ANNEX A-1

dividends and upon liquidation, dissolution and winding up of the Corporation, in the distribution of assets, as the case may be (collectively, “Series E Junior Securities”);

(b) on a parity, as to dividends and, upon liquidation, dissolution or winding up of the Corporation, in the distribution of assets, with the 8.00% Non-Cumulative Perpetual Preferred Stock, Series C, and the 7.375% Non-Cumulative Perpetual Preferred Stock, Series D, of the Corporation and any other class or series of capital stock of the Corporation now or hereafter authorized, issued or outstanding that, by its terms, expressly provides that it ranks pari passu with the Series E Preferred Stock as to dividends and, upon liquidation, dissolution or winding up of the Corporation, in the distribution of assets, as the case may be (collectively, “Series E Parity Securities”); and

(c) junior, to each other class or series of capital stock of the Corporation, now or hereafter authorized, issued or outstanding that, by its terms, expressly provides that it ranks senior to the Series E Preferred Stock as to dividends or, upon liquidation, dissolution or winding up of the Corporation, in the distribution of assets (collectively, “Series E Senior Securities”).

The Corporation may authorize and issue additional shares of Series E Junior Securities and Series E Parity Securities without the consent of the holders of the Series E Preferred Stock.

Section 3. Dividends.

(a) Holders of Series E Preferred Stock will be entitled to receive, when, as and if declared by the Board or a duly authorized committee of the Board, out of assets legally available for the payment of dividends under Maryland law, non-cumulative cash dividends based on the liquidation preference of the Series E Preferred Stock at a rate equal to 7.000% per annum for each Series E Dividend Period from the Original Issue Date of the Series E Preferred Stock to, but excluding, the redemption date of the Series E Preferred Stock, if any. If the Corporation issues additional shares of the Series E Preferred Stock after the Original Issue Date, dividends on such shares will accrue from the date such additional shares are issued.

(b) If declared by the Board or a duly authorized committee of the Board, dividends will be payable on the Series E Preferred Stock (each such date, a “Series E Dividend Payment Date”) quarterly, in arrears, on March 15, June 15, September 15 and December 15 of each year, beginning on June 15, 2016. If any Series E Dividend Payment Date is not a Business Day, then the payment will be made on the next Business Day without any adjustment to the amount of dividends paid.

(c) Dividends will be payable to holders of record of Series E Preferred Stock as they appear on the Corporation’s books on the applicable record date, which shall be the 15th calendar day before the applicable Series E Dividend Payment Date, or such other record date, no earlier than 30 calendar days before the applicable Series E Dividend Payment Date, as shall be fixed by the Board or a duly authorized committee of the Board.

(d) Dividends payable on Series E Preferred Stock will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dollar amounts resulting from that calculation will be rounded to the nearest cent, with one-half cent being rounded upwards. Dividends on the Series E Preferred Stock will cease to accrue on the redemption date, if any, unless the

EX D ANNEX A-2

Corporation defaults in the payment of the redemption price of the Series E Preferred Stock called for redemption.

(e) Dividends on the Series E Preferred Stock will not be cumulative. If the Board or a duly authorized committee of the Board does not declare a dividend on the Series E Preferred Stock in respect of a Series E Dividend Period, then no dividend shall be deemed to have accrued for such Series E Dividend Period, be payable on the applicable Series E Dividend Payment Date or be cumulative, and the Corporation will have no obligation to pay any dividend for that Series E Dividend Period, whether or not the Board or a duly authorized committee of the Board declares a dividend for any future Series E Dividend Period with respect to the Series E Preferred Stock or any other class or series of the Corporation’s Preferred Stock.

(f) So long as any share of Series E Preferred Stock remains outstanding, unless the full dividends for the most recently completed Series E Dividend Period have been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside) on all outstanding shares of Series E Preferred Stock, during a Series E Dividend Period:

(1) no dividend shall be declared or paid or set aside for payment and no distribution shall be declared or made or set aside for payment on any Series E Junior Securities (other than (i) a dividend payable solely in Series E Junior Securities or (ii) any dividend in connection with the implementation of a stockholders’ rights plan, or the redemption or repurchase of any rights under any such plan);

(2) no shares of Series E Junior Securities shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly (other than (i) as a result of a reclassification of Series E Junior Securities for or into other Series E Junior Securities, (ii) the exchange or conversion of one share of Series E Junior Securities for or into another share of Series E Junior Securities, (iii) through the use of the proceeds of a substantially contemporaneous sale of other shares of Series E Junior Securities, (iv) purchases, redemptions or other acquisitions of shares of Series E Junior Securities in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants, (v) purchases of shares of Series E Junior Securities pursuant to a contractually binding requirement to buy Series E Junior Securities existing prior to the most recently completed Series E Dividend Period, including under a contractually binding stock repurchase plan or (vi) the purchase of fractional interests in shares of Series E Junior Securities pursuant to the conversion or exchange provisions of such stock or the security being converted or exchanged), nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities by the Corporation; and

(3) no shares of Series E Parity Securities shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation, other than pursuant to pro rata offers to purchase all, or a pro rata portion, of the Series E Preferred Stock and such Series E Parity Securities, except by conversion into or exchange for Series E Junior Securities.

(g) When dividends are not paid in full upon the shares of Series E Preferred Stock and Series E Parity Securities, if any, all dividends declared upon shares of Series E Preferred Stock and Series E Parity Securities, if any, will be declared on a proportional basis so that the

EX D ANNEX A-3

amount of dividends declared per share will bear to each other the same ratio that accrued dividends for the Series E Preferred Stock, and accrued dividends, including any accumulations, on Series E Parity Securities, if any, bear to each other for the then-current Series E Dividend Period.

(h) Subject to the foregoing, and not otherwise, dividends (payable in cash, stock or otherwise), as may be determined by the Board or a duly authorized committee of the Board, may be declared and paid on the Common Stock and any other Series E Junior Securities or any Series E Parity Securities from time to time out of any assets legally available for such payment, and the holders of Series E Preferred Stock shall not be entitled to participate in any such dividend.

(i) Dividends on the Series E Preferred Stock will not be declared, paid or set aside for payment to the extent such act would cause the Corporation to fail to comply with applicable laws and regulations, including applicable capital adequacy guidelines.

Section 4. Liquidation.

(a) Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, holders of Series E Preferred Stock are entitled to receive out of assets of the Corporation available for distribution to stockholders, after satisfaction of liabilities to creditors and subject to the rights of holders of any Series E Senior Securities, before any distribution of assets is made to holders of Common Stock or any other Series E Junior Securities, a liquidating distribution in the amount of the liquidation preference of $1,000 per share plus any declared and unpaid dividends, without regard to, or accumulation of, any undeclared dividends. Holders of Series E Preferred Stock will not be entitled to any other amounts from the Corporation after they have received their full liquidating distribution.

(b) In any such distribution, if the assets of the Corporation are not sufficient to pay the liquidation preferences plus declared and unpaid dividends in full to all holders of Series E Preferred Stock and all holders of Series E Parity Securities, if any, as to such distribution with the Series E Preferred Stock, the amounts paid to the holders of Series E Preferred Stock and to the holders of all Series E Parity Securities, if any, will be paid pro rata in accordance with the respective aggregate liquidating distribution owed to those holders. If the liquidation preference plus declared and unpaid dividends has been paid in full to all holders of Series E Preferred Stock and Series E Parity Securities, if any, the holders of the Corporation’s Series E Junior Securities shall be entitled to receive all remaining assets of the Corporation according to their respective rights and preferences.

(c) For purposes of this section, the merger or consolidation of the Corporation with any other entity, including a merger or consolidation in which the holders of Series E Preferred Stock receive cash, securities or property for their shares, or the sale, lease or exchange of all or substantially all of the assets of the Corporation for cash, securities or other property, shall not constitute a liquidation, dissolution or winding up of the Corporation.

EX D ANNEX A-4

Section 5. Redemption.

(a) Series E Preferred Stock is perpetual and has no maturity date. Series E Preferred Stock is not subject to any mandatory redemption, sinking fund or other similar provisions. On and after March 15, 2021, Series E Preferred Stock will be redeemable at the option of the Corporation, in whole or in part, from time to time, on any Series E Dividend Payment Date, at a redemption price equal to $1,000 per share, plus any declared and unpaid dividends, without regard to, or accumulation of, any undeclared dividends, on the shares of Series E Preferred Stock called for redemption, to but excluding the redemption date, upon notice given as provided in Subsection (b) below. Holders of Series E Preferred Stock will have no right to require the redemption or repurchase of Series E Preferred Stock. Notwithstanding the foregoing, within 90 days following the occurrence of a Regulatory Capital Treatment Event, the Corporation, at its option, may redeem, at any time, all (but not less than all) of the shares of the Series E Preferred Stock at the time outstanding, at a redemption price equal to $1,000 per share, plus any declared and unpaid dividends, without regard to, or accumulation of, any undeclared dividends, on the shares of Series E Preferred Stock called for redemption, to but excluding the redemption date, upon notice given as provided in Subsection (b) below.

(b) If shares of Series E Preferred Stock are to be redeemed, the notice of redemption shall be given by first class mail to the holders of record of Series E Preferred Stock to be redeemed, mailed not less than 30 days nor more than 60 days prior to the date fixed for redemption thereof (provided that, if the depositary shares representing Series E Preferred Stock are held in book-entry form through DTC, the Corporation may give such notice in any manner permitted by DTC). Each notice of redemption will include a statement setting forth: (i) the redemption date; (ii) the number of shares of Series E Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where the certificates evidencing shares of Series E Preferred Stock are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on the redemption date. If notice of redemption of any shares of Series E Preferred Stock has been duly given and if the funds necessary for such redemption have been set aside by the Corporation for the benefit of the holders of any shares of Series E Preferred Stock so called for redemption, then, on and after the redemption date, dividends will cease to accrue on such shares of Series E Preferred Stock, and such shares of Series E Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such shares of Series E Preferred Stock will terminate, except the right to receive the redemption price plus any declared and unpaid dividends, to but excluding the redemption date.

(c) In case of any redemption of only part of the shares of Series E Preferred Stock at the time outstanding, the shares to be redeemed shall be selected either pro rata or by lot. Subject to the provisions hereof, the Board shall have full power and authority to prescribe the terms and conditions upon which shares of Series E Preferred Stock shall be redeemed from time to time.

(d) Any redemption of the Series E Preferred Stock is subject to receipt by the Corporation of any required prior approval by the Board of Governors of the Federal Reserve System (including any successor appropriate federal banking agency) and to the satisfaction of

EX D ANNEX A-5

any conditions set forth in the capital regulations or guidelines of the Board of Governors of the Federal Reserve System (including any successor appropriate federal banking agency) applicable to redemption of the Series E Preferred Stock.

Section 6. Voting Rights.

(a) Except as provided below or as expressly required by law, the holders of shares of Series E Preferred Stock shall have no voting power, and no right to vote on any matter at any time, either as a separate series or class or together with any other series or class of shares of capital stock.

(b) So long as any shares of Series E Preferred Stock remain outstanding, the affirmative vote or consent of the holders of at least two-thirds of all of the shares of Series E Preferred Stock at the time outstanding, voting separately as a class, shall be required to: (1) amend, alter or repeal the provisions of the Corporation’s charter (including the provisions creating the Series E Preferred Stock), or the Corporation’s bylaws, whether by merger, consolidation or otherwise, so as to adversely affect the powers, preferences, privileges or special rights of the Series E Preferred Stock; provided, that any of the following will not be deemed to adversely affect such powers, preferences, privileges or special rights: (A) increases in the amount of the authorized Common Stock or, except as provided in subclause (2), Preferred Stock; (B) increases or decreases in the number of shares of any series of Preferred Stock, which series is of Series E Parity Securities or Series E Junior Securities; or (C) the authorization, creation and issuance of other classes or series of capital stock (or securities convertible or exchangeable into such capital stock), which series or class is of Series E Parity Securities or Series E Junior Securities; (2) amend or alter the Corporation’s charter to authorize or increase the authorized amount of or issue shares of any class or series of stock, or reclassify any of the Corporation’s authorized capital stock into any shares of capital stock, ranking senior to the Series E Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of the Corporation or issue any obligation or security convertible into or evidencing the right to purchase any such shares of senior stock; or (3) consummate a binding share exchange, a reclassification involving the Series E Preferred Stock or a merger or consolidation of the Corporation with or into another entity, provided, however, that the holders of Series E Preferred Stock will have no right to vote under this clause (3) if in each case: (i) the Series E Preferred Stock remains outstanding or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity, is converted into or exchanged for preferred securities of the surviving or resulting entity (or its ultimate parent); and (ii) the Series E Preferred Stock remaining outstanding or the new preferred securities, as the case may be, have such powers, preferences and special rights as are not materially less favorable to the holders thereof than the powers, preferences and special rights of the Series E Preferred Stock, taken as a whole. The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series E Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been set aside by the Corporation for the benefit of the holders of Series E Preferred Stock to effect such redemption.

EX D ANNEX A-6

(c) If and whenever dividends payable on Series E Preferred Stock shall have not been paid in an aggregate amount equal to full dividends for six or more Series E Dividend Periods (whether or not consecutive) (a “Nonpayment Event”), the authorized number of directors then constituting the Board shall be automatically increased by two and the holders of Series E Preferred Stock, together with the holders of any other class or series of outstanding preferred stock upon which similar voting rights as described in this subsection have been conferred and are exercisable with respect to such matter (any such other class or series being herein referred to as “Voting Parity Stock”), voting together as a single class in proportion to their respective liquidation preferences, shall be entitled to elect by a plurality of the votes cast the two additional directors (the “Preferred Stock Directors”); provided that it shall be a qualification for election for any Preferred Stock Director that the election of such director shall not cause the Corporation to violate the corporate governance requirements of the New York Stock Exchange (or any other securities exchange or other trading facility on which securities of the Corporation may then be listed or traded) that listed or traded companies must have a majority of independent directors; provided, further, that the Board shall at no time include more than two such Preferred Stock Directors, including all directors that the holders of any series of Voting Parity Stock are entitled to elect pursuant to their voting rights.

In the event that the holders of Series E Preferred Stock and the holders of such Voting Parity Stock shall be entitled to vote for the election of the Preferred Stock Directors following a Nonpayment Event, such directors shall be initially elected following such Nonpayment Event only at a special meeting called at the request of the holders of record of shares representing at least 20% of the combined liquidation preference of the Series E Preferred Stock and each series of Voting Parity Stock then outstanding, voting together as a single class in proportion to their respective liquidation preferences (unless such request for a special meeting is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders of the Corporation, in which event such election shall be held only at such next annual or special meeting of stockholders), and at each subsequent annual meeting of stockholders of the Corporation. Such request to call a special meeting for the initial election of the Preferred Stock Directors after a Nonpayment Event shall be made by written notice, signed by the requisite holders of Series E Preferred Stock or Voting Parity Stock, and delivered to the Corporate Secretary of the Corporation in such manner as provided for in Section 12 below, or as may otherwise be required by applicable law. If the Corporate Secretary of the Corporation fails to call a special meeting for the election of the Preferred Stock Directors within 20 days of receiving proper notice, any holder of Series E Preferred Stock may call such a meeting at the Corporation’s expense solely for the election of the Preferred Stock Directors, and for this purpose only such Series E Preferred Stock holder shall have access to the Corporation’s stock ledger. The Preferred Stock Directors elected at any such special meeting shall hold office until the next annual meeting of the stockholders if such office shall not have previously terminated as provided below.

Any Preferred Stock Director may be removed at any time without cause by the holders of record of shares of Series E Preferred Stock and Voting Parity Stock representing at least a majority of the combined liquidation preference of the Series E Preferred Stock and each series of Voting Parity Stock then outstanding, when they have the voting rights described above (voting together as a single class in proportion to their respective liquidation preferences). In case any vacancy shall occur among the Preferred Stock Directors, a successor shall be elected

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by the then remaining Preferred Stock Director or, if no Preferred Stock Director remains in office, by a plurality of the votes cast by the holders of the outstanding shares of Series E Preferred Stock and such Voting Parity Stock, voting as a single class in proportion to their respective liquidation preferences. The Preferred Stock Directors shall each be entitled to one vote per director on any matter that shall come before the Board for a vote.

When dividends have been paid in full on the Series E Preferred Stock for at least four consecutive Series E Dividend Periods, then the right of the holders of Series E Preferred Stock to elect the Preferred Stock Directors shall terminate (but subject always to revesting of such voting rights in the case of any future Nonpayment Event), and, if and when any rights of holders of Series E Preferred Stock and Voting Parity Stock to elect the Preferred Stock Directors shall have ceased, the terms of office of all the Preferred Stock Directors shall forthwith terminate and the number of directors constituting the Board shall automatically be reduced accordingly.

(d) Except as expressly provided in this Section 6, each holder of Series E Preferred Stock shall have one vote per share on any matter on which holders of Series E Preferred Stock are entitled to vote under this Section 6. The holders of the Series E Preferred Stock shall have exclusive voting rights on any charter amendment that would alter only the contract rights, as expressly set forth in the Corporation’s charter, of the Series E Preferred Stock.

Section 7. Conversion Rights. The holders of shares of Series E Preferred Stock shall not have any rights to convert such shares into shares of any other class or series of securities of the Corporation.

Section 8. Preemptive Rights. The holders of shares of Series E Preferred Stock will have no preemptive rights with respect to any shares of the Corporation’s capital stock or any of its other securities convertible into or carrying rights or options to purchase any such capital stock.

Section 9. Certificates. The Corporation may at its option issue shares of Series E Preferred Stock without certificates.

Section 10. Transfer Agent. The duly appointed transfer agent for the Series E Preferred Stock shall be Computershare Trust Company, N.A. The Corporation may, in its sole discretion, remove the transfer agent in accordance with the agreement between the Corporation and the transfer agent; provided that the Corporation shall appoint a successor transfer agent who shall accept such appointment prior to the effectiveness of such removal. Upon any such removal or appointment, the Corporation shall send notice thereof by first-class mail, postage prepaid, to the holders of the Series E Preferred Stock.

Section 11. Registrar. The duly appointed registrar for the Series E Preferred Stock shall be Computershare Trust Company, N.A. The Corporation may, in its sole discretion, remove the registrar in accordance with the agreement between the Corporation and the registrar; provided that the Corporation shall appoint a successor registrar who shall accept such appointment prior to the effectiveness of such removal. Upon any such removal or appointment, the Corporation shall send notice thereof by first-class mail, postage prepaid, to the holders of the Series E Preferred Stock.

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Section 12. Notices. All notices or communications in respect of the Series E Preferred Stock shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted herein, in the charter or bylaws of the Corporation or by applicable law. Notwithstanding the foregoing, if shares of Series E Preferred Stock or depositary shares representing an interest in shares of Series E Preferred Stock are issued or held in book-entry form through DTC or any other similar facility, notice of redemption may be given to the holders thereof at such time and in any manner permitted by such facility.

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